                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             OVERLAND DATA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                OVERLAND DATA, INC.
                                 8975 BALBOA AVENUE
                          SAN DIEGO, CALIFORNIA 92123-1599
                              ________________________

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON NOVEMBER 12, 1998
                              ________________________

     The Annual Meeting of Shareholders (the "Meeting") of Overland Data, Inc., a California corporation (the "Company"), will be held at the principal executive offices of the Company at 8975 Balboa Avenue, San Diego, California 92123-1599 on November 12, 1998, at 9:00 a.m., for the following purposes:

     1. To elect five (5) directors of the Company to hold office until the 1999 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

     2. To readopt and renew the supermajority vote provisions relating to the "fair price provisions" for certain business combinations as set forth in the Company's Amended and Restated Articles of Incorporation;

     3. To approve an amendment to the Company's 1995 Stock Option Plan, as amended, to increase the total number of shares of Common Stock authorized for issuance thereunder from 572,500 to 1,000,000 shares, thereby increasing the remaining number of shares available for future issuance thereunder from 86,000 to 513,500 shares;

     4. To approve an amendment to the Company's 1997 Executive Stock Option Plan to increase the total number of shares of Common Stock authorized for issuance thereunder from 550,000 to 800,000 shares, thereby increasing the remaining number of shares available for future issuance thereunder from 157,500 to 407,500 shares;

     5. To approve an amendment to the Company's 1996 Employee Stock Purchase Plan to increase the total number of shares of Common Stock authorized to be sold to employees thereunder from 250,000 to 500,000 shares, thereby increasing the remaining number of shares available for future sale to employees thereunder from 128,741 to 378,741 shares;

     6. To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending June 30, 1999; and

     7. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on October 1, 1998 will be entitled to vote at the Meeting. Each of these shareholders is cordially invited to be present and vote at the Meeting in person.

                                        By Order of the Board of Directors

                                        /s/ VERNON A. LOFORTI
                                        -----------------------------------
                                        VERNON A. LOFORTI
                                        SECRETARY

San Diego, California
October 14, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. THIS IS IMPORTANT BECAUSE A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU SEND IN YOUR PROXY NOW. IN ADDITION, YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED.

                                OVERLAND DATA, INC.

                                  PROXY STATEMENT
                                        FOR
                           ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON NOVEMBER 12, 1998

                                 TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----

GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SHARES OUTSTANDING AND VOTING RIGHTS . . . . . . . . . . . . . . . . . .  2

PROPOSAL ONE -- ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . .  4

PROPOSAL TWO -- READOPTION AND RENEWAL OF CERTAIN SUPERMAJORITY
  PROVISIONS SET FORTH IN ARTICLE IV OF THE ARTICLES. . . . . . . . . .  22

PROPOSAL THREE -- AMENDMENT TO 1995 STOCK OPTION PLAN. . . . . . . . .   28

PROPOSAL FOUR -- AMENDMENT TO 1997 EXECUTIVE STOCK OPTION PLAN . . . . . 34

PROPOSAL FIVE -- AMENDMENT TO 1996 EMPLOYEE STOCK PURCHASE PLAN. . . . . 37

PROPOSAL SIX -- RATIFICATION OF INDEPENDENT AUDITORS . . . . . . . . . . 41

OTHER BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42


                                OVERLAND DATA, INC.
                                 8975 BALBOA AVENUE
                          SAN DIEGO, CALIFORNIA 92123-1599
                                  _______________

                                  PROXY STATEMENT
                                        FOR
                           ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON NOVEMBER 12, 1998
                                  _______________


     GENERAL INFORMATION

     Your proxy in the enclosed form is solicited by the Board of Directors (the "Board") of Overland Data, Inc., a California corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the principal executive offices of the Company at 8975 Balboa Avenue, San Diego, California 92123-1599 on November 12, 1998 at 9:00 a.m. (the "Meeting"), for the purposes set forth in the accompanying notice and at any adjournment or postponement of the Meeting. The mailing of this Proxy Statement and the accompanying form of proxy (the "Proxy") to the shareholders of the Company is expected to commence on or about October 14, 1998.

     The shares of the Company's Common Stock ("Common Stock") represented by proxy will be voted in accordance with the instructions given on the Proxy, subject to the proper execution of the Proxy and its receipt by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted: FOR the election of the directors to the Board nominated by management; FOR readoption and renewal of the supermajority vote provisions (the "Supermajority Vote Provisions"), relating to the "fair price provisions" for certain business combinations as set forth in Article IV of the Company's Amended and Restated Articles of Incorporation (the "Articles"), which require a two-thirds vote to (i) approve specified business combinations under certain circumstances and (ii) amend such Article IV; FOR approval of an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder; FOR approval of an amendment to the Company's 1997 Executive Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder; FOR approval of an amendment to the Company's 1996 Employee Stock Purchase Plan to increase the number of shares available for purchase thereunder; and FOR ratification of the selection of independent auditors for the fiscal year ending June 30, 1999. In addition, the individuals designated as proxies by the Company in connection with the Meeting will have discretionary authority to vote for or against any other shareholder matter presented at the Meeting. A shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the Proxy is present at the Meeting and votes in person.

     Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares of Common Stock in their names which are beneficially owned by others ("record holders"), to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by either telephone, telegram, facsimile, Internet or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services. The Company reserves the right, if deemed desirable or necessary, to retain a proxy solicitation firm to deliver solicitation material to record holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. The costs of these services to the Company, exclusive of out-of-pocket costs, is not expected to exceed $25,000. Except as described above, the Company does not intend to solicit proxies other than by mail.

                         SHARES OUTSTANDING AND VOTING RIGHTS

     Only holders of shares of Common Stock of record as of the close of business on October 1, 1998 (the "Record Date"), are entitled to vote at the Meeting. On the Record Date, 10,440,515 shares of Common Stock (collectively, the "Shares") were issued and outstanding. Each of the Shares is entitled to one vote on all matters to be voted upon at the Meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of the Shares will constitute a quorum for the transaction of business at the Meeting and any continuation or adjournment thereof. Broker non-votes (i.e., shares of Common Stock held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular purpose) will be counted in determining whether a quorum is present at the Meeting. Directors will be elected by a plurality of votes of the Shares present in person or represented by proxy at the Meeting. Any of the Shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for one director nominee results in another nominee receiving a larger portion of votes. The proposal submitted to the Company's shareholders to readopt and renew the Supermajority Vote Provisions (relating to the "fair price provisions" for certain business combinations as set forth in Article IV of the Articles) must be approved by the vote of two-thirds (2/3) of the Shares. Any Shares not voted for such proposal (whether by abstention, broker non-votes or otherwise) will have the effect of a vote against such proposal. The proposals with respect to (i) amendments of the Company's 1995 Stock Option Plan, 1997 Executive Stock Option Plan and 1996 Employee Stock Purchase Plan and (ii) ratification of the Company's auditors, must be approved by the vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote at the Meeting. In determining whether the proposals of the preceding sentence have been approved, abstentions and broker non-votes are not counted as votes for or against such proposals.

     Your execution of the enclosed Proxy will not affect your right as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting or (iii) attendance at the Meeting and voting in person.

                                    PROPOSAL ONE
                               ELECTION OF DIRECTORS
                             (ITEM 1 ON THE PROXY CARD)


     The Company's Bylaws (the "Bylaws") provide that the authorized number of directors of the Company shall not be less than five (5) and not more than seven (7), with the exact number of directors to be set by resolution duly adopted by the Board or by the shareholders. The current number of directors of the Company has been set by the Board at five (5), all of whom are to be elected to the Board at the Meeting. Each director nominee elected at the Meeting will hold office until the next Annual Meeting of Shareholders, or until his successor is duly elected and qualified, unless he resigns or his seat on the Board becomes vacant due to his death, removal or other cause in accordance with the Bylaws. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but, in the event that any director nominee is unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as management may recommend in the place of such nominee.

     Any votes so cast may be distributed among the director nominees voted for in such proportions as the person named in the Proxy shall in his or her sole judgment determine. The Company's shareholders have cumulative voting rights with respect to the election of the director nominees to the Board. The Bylaws provide that no shareholder is entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of the shareholder's shares) unless such candidate's name (or candidates' names) have been placed in nomination prior to commencement of the voting and a shareholder has given notice of the shareholder's intention to cumulate votes prior to commencement of the voting. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate such shareholder's votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder shall elect. The candidates receiving the highest number of affirmative votes of the Shares entitled to be voted for them, up to the number of directors to be elected by such shares, will be elected. If voting for directors is conducted by cumulative voting, the person named on the Proxy will have discretionary authority to cumulate votes among the director nominees named.

INFORMATION REGARDING DIRECTOR NOMINEES

     The following table sets forth the names, ages, principal occupations for the periods indicated and other directorships of the five (5) director nominees at the Meeting, each of whom is currently a director of the Company.

                              PRINCIPAL OCCUPATION FOR THE PAST      DIRECTOR
     NAME               AGE   FIVE YEARS AND OTHER DIRECTORSHIPS      SINCE
------------------      ---   ----------------------------------     --------
 Scott McClendon         59  Mr. McClendon has served as                1991
                             President, Chief Executive Officer
                             and a director since joining the
                             Company in October 1991.  Prior
                             thereto, he was employed by
                             Hewlett-Packard, a global
                             manufacturer of computing,
                             communications and measurement
                             products and services, for over 32
                             years in various positions in
                             engineering, manufacturing, sales
                             and marketing, and last served as
                             the General Manager of the San
                             Diego Technical Graphics Division
                             and Site Manager of Hewlett-Packard
                             in San Diego, California.
                             Mr. McClendon holds B.S. and M.S.
                             degrees in Electrical Engineering
                             from Stanford University.

 Martin D. Gray          50  Mr. Gray, one of the co-founders of        1980
                             the Company, has served as
                             Secretary and a director since the
                             Company's inception in September
                             1980 through November 1997 and
                             Assistant Secretary and a director
                             from then until the present.  He
                             also has served as Chief Technical
                             Officer since November 1997 and as
                             staff engineer at the Company from
                             January 1986 until November 1997.
                             From January 1977 to July 1985,
                             Mr. Gray was Manager of Research
                             and Development at Cipher Data
                             Products, Inc. ("Cipher"), a tape
                             drive manufacturer.  Mr. Gray has
                             several patents in the tape drive
                             industry and holds a B.S. degree in
                             Electrical Engineering from the
                             California Institute of Technology.

                              PRINCIPAL OCCUPATION FOR THE PAST      DIRECTOR
     NAME               AGE   FIVE YEARS AND OTHER DIRECTORSHIPS      SINCE
------------------      ---   ----------------------------------     --------

 William W. Otterson     68  Mr. Otterson has served as a               1982
                             director of the Company since 1982.
                             Since March 1986, he has been the
                             Director of the UCSD CONNECT
                             program.  He holds a B.S. degree in
                             Engineering from Stanford
                             University and an M.B.A. from the
                             Stanford Graduate School of
                             Business.

 Peter Preuss            55  Mr. Preuss has served as director          1998
                             of the Company since September
                             1998.  Since 1985, Mr. Preuss has
                             been a private investor.  Mr.
                             Preuss has also served as President
                             of The Preuss Foundation, Inc., a
                             non-profit corporation that
                             sponsors cancer research and
                             related seminars and conferences,
                             since it was founded in 1985.  From
                             1970 to 1986, Mr. Preuss was
                             President and Chairman of the Board
                             of Integrated Software Systems
                             Corporation (ISSCO), which he
                             founded.  Mr. Preuss is currently a
                             director of DepoTech Corporation
                             and Network Computing Devices, both
                             public corporations, and serves as
                             a Regent of the University of
                             California.  He holds a B.S. degree
                             in Mathematics from the Technical
                             University of Hanover and a Masters
                             Degree in Mathematics from the
                             University of San Diego.

 John A. Shane           65  Mr. Shane has served as a director         1992
                             of the Company since July 1992.  He
                             is the founder and has served as
                             President of Palmer Service
                             Corporation, a venture capital
                             firm, since 1972.  He is a director
                             of Arch Communications Group, Inc.,
                             Gensym Corporation, Summa Four,
                             Inc. and United Asset Management
                             Corporation, each of which is a
                             public corporation.  Mr. Shane
                             holds a B.A. degree in Economics
                             from Princeton University and an
                             M.B.A. from Harvard Business
                             School.

VOTE REQUIRED AND RECOMMENDATION

     The five (5) nominees for director receiving the highest number of affirmative votes of the Shares present in person or represented by proxy at the Meeting, and entitled to be voted for them, shall be elected as directors of the Company. Votes withheld from any director nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under California law. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the director nominees above listed.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES ABOVE
LISTED.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

     Information concerning the Company's current directors and executive officers is set forth below.


NAME                       AGE  POSITION WITH THE COMPANY
-------------------        ---  -------------------------

Scott McClendon            59  President, Chief Executive Officer and Director

Martin D. Gray             50  Vice President, Chief Technical Officer,
                                 Assistant Secretary and Director

Vernon A. LoForti          45  Vice President, Chief Financial Officer and
                                 Secretary

W. Michael Gawarecki       50  Vice President of Operations

Frank R. Kirchhoff         55  Vice President of Sales

Steven E. Richardson       47  Vice President of Marketing

Robert J. Scroop           50  Vice President of Engineering

William W. Otterson (1)    68  Director

Peter Preuss (1)           55  Director

John A. Shane (1)          65  Director


______________
(1)  Member of the Compensation and Audit Committees.

     A description of the background of each of the Company's current directors has been provided above under "Information Concerning Director Nominees." Following is a description of the background of each of the Company's other executive officers:

     VERNON A. LOFORTI. Mr. LoForti has served as Vice President and Chief Financial Officer since joining the Company in December 1995, as Secretary from November 1997 until the present and as Assistant Secretary from December 1995 through November 1997. From August 1992 to December 1995, he was the Chief Financial Officer for Priority Pharmacy, a privately held pharmacy company. From 1981 to 1992, Mr. LoForti was Vice President of Finance for Intermark, Inc., a publicly held conglomerate. He holds a B.S. degree in Accounting from Brigham Young University and is a Certified Public Accountant.

     W. MICHAEL GAWARECKI. Mr. Gawarecki has served as Vice President of Operations since joining the Company in July 1998. From October 1997 to June 1998, he was Vice President of Operations for SubMicron Systems; and, from February 1994 to September 1997, he was director of California operations for Millipore Corporation. Both of these companies serves the semiconductor industry. From February 1993 to January 1994, he was Director of Advanced Manufacturing at Telectronics Pacing Systems, a medical device company. Mr. Gawarecki holds a B.A. degree in Business Administration from National University.

     FRANK R. KIRCHHOFF. Mr. Kirchhoff has served as Vice President of Sales since joining the Company in July 1993. From June 1987 to June 1993, he served in various sales and marketing capacities at Western Digital Corporation, an information storage products and services provider, including Vice President of International Marketing from June 1987 to June 1988, Vice President of Domestic Sales from July 1988 to August 1990 and Vice President of European Operations from September 1990 to June 1993. From October 1983 to June 1987, Mr. Kirchhoff was Vice President of Sales for Cipher. He holds a B.S. degree in Marketing from Hofstra University, New York and an M.B.A. from Pepperdine University.

     STEVEN E. RICHARDSON. Mr. Richardson has served as Vice President of Marketing since joining the Company in August 1997. From March 1997 to July 1997, he was Vice President of Marketing for Proxima Corporation, a multimedia projection company. From December 1987 to March 1997, he served in various marketing capacities at Compression Labs, Inc., a provider of video communications solutions, most recently as Vice President of Marketing. From June 1976 to December 1987, he served in various capacities at Hewlett-Packard, most recently as Product Marketing Manager for the Information Networks Division in Cupertino, California. Mr. Richardson holds a B.S. degree in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

     ROBERT J. SCROOP. Mr. Scroop has served as Vice President of Engineering since joining the Company in February 1993. From April 1990 to February 1993, he was Vice President of Engineering of the Cipher Division of Archive Corporation. From December 1985 to April 1990, he was Director of Engineering for Cipher. Mr. Scroop holds a First Class Honours degree in Electrical Engineering from Brunel University, England.

There are no family relationships among any of the Company's directors and executive officers.

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended June 30, 1998 ("Fiscal 98"), the Board held six (6) regular meetings. Each director attended at least 75% of the meetings held during Fiscal 98 which occurred on or after the initiation of his term as a director.

During Fiscal 98, the Board had an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee nor a committee that performs equivalent functions of a Nominating Committee. The Audit Committee, composed of Messrs. Otterson, Preuss and Shane, is responsible for reviewing financial statements, accounting and financial policies and internal controls and reviewing the scope of the independent auditor's activities and fees. Mr. Shane is chairman of the Audit Committee. The Audit Committee held two (2) meetings during Fiscal 98. The Compensation Committee, also composed of Messrs. Otterson, Preuss and Shane, is responsible for reviewing and approving, within its authority, compensation, benefits, training and other human resource policies. Mr. Otterson is chairman of the Compensation Committee. The Compensation Committee held four
(4) meetings during Fiscal 98. Each director who served on the Audit Committee or the Compensation Committee during Fiscal 98 attended at least 75% of such respective committee's meetings held during Fiscal 98 which occurred on or after the initiation of his term as a director.

LEGAL PROCEEDINGS

     The Company, its directors and certain of its officers were named as defendants (the "Defendants") in two putative class action lawsuits filed on April 21, 1997 and May 2, 1997 in the U.S. District Court for the Southern District of California (the "Court"). In both cases, the plaintiffs purported to represent a class of all persons who purchased shares of Common Stock between February 21, 1997 and March 14, 1997. The complaints alleged that the Defendants violated various federal securities laws through material misrepresentations and omissions in connection with the Company's initial public offering that was declared effective by the Securities and Exchange Commission (the "SEC") on February 21, 1997. The plaintiffs in these suits sought rescission of their share purchases or rescissory damages if their shares have been sold, as well as attorneys' fees and other costs and expenses.

     On September 16, 1997, the Court entered an order permitting the voluntary dismissal of the first-filed lawsuit without prejudice, and the plaintiff in the second lawsuit was appointed as the lead plaintiff in this litigation. That person now has resigned as the lead plaintiff, and the shareholder who had filed the first of the two lawsuits has petitioned the Court for permission to intervene and serve as the lead plaintiff. That application is pending.

     The Defendants have answered the second complaint, have denied the material allegations and have disavowed any wrongdoing. The litigation currently is in the discovery phase, and trial has been scheduled for the summer of 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock issued and outstanding as of August 31, 1998 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding shares of Common Stock, (ii) each of the Company's directors and director nominees,
(iii) the Company's Chief Executive Officer and each of the other four (4) most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during Fiscal 98 (collectively, the "Named Executive Officers"), and (iv) all current directors and executive officers as a group. The table is based upon information supplied by directors, officers and principal shareholders of the Company.

                                                                   Shares Beneficially Owned
                                                                  ---------------------------
Name and Address                                                   Number         Percent (1)
----------------                                                  ---------       -----------
Martin D. Gray (2) . . . . . . . . . . . . . . . . . . . . . .    1,761,007          16.7%
William W. Otterson (3). . . . . . . . . . . . . . . . . . . .      546,624           5.2%
Scott McClendon (4). . . . . . . . . . . . . . . . . . . . . .      507,980           4.8%
Peter Preuss     . . . . . . . . . . . . . . . . . . . . . . .       54,896              *
John A. Shane (5). . . . . . . . . . . . . . . . . . . . . . .       32,377              *
   c/o Palmer Service Corporation
   200 Unicorn Park Drive
   Woburn, MA  01801
Frank R. Kirchhoff (6) . . . . . . . . . . . . . . . . . . . .      180,729           1.7%
Robert J. Scroop (7) . . . . . . . . . . . . . . . . . . . . .       85,450              *
Steven E. Richardson (8) . . . . . . . . . . . . . . . . . . .       23,000              *
All current directors and officers as a group (8 persons)(9) .    3,192,063          30.3%


__________________
*  Indicates ownership of less than one percent.

(1) Except as otherwise indicated, each beneficial owner has the sole power to vote and, as applicable, dispose of all shares of Common Stock owned by such beneficial owner, subject to community property laws where applicable. Amounts shown for each shareholder include all shares of Common Stock issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of August 31, 1998.
       The address for those individuals for whom an address is not otherwise indicated is 8975 Balboa Avenue, San Diego, California 92123.

(2) Includes 14,110 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Gray within 60 days of August 31, 1998.

(3) Includes: 388,864 shares of Common Stock held by Anne S. Otterson, spouse of

       Mr. Otterson, Trustee, Otterson Family Trust u/t/d February 8, 1980, over which Mrs. Otterson holds voting and dispositive power; and 56,760, 50,000 and 45,000 of Common Stock shares held by Eric Otterson, John Otterson and Helen Ann Otterson, respectively, children of
       Mr. Otterson. Mr. Otterson is a director of the Company. Also includes 6,000 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Otterson within 60 days of August 31, 1998.

(4) Includes: 223,261 shares of Common Stock held by Scott McClendon, Trustee, McClendon Trust u/t/d December 31, 1991, over which Mr. McClendon holds voting and dispositive power; 1,000 shares of Common Stock held by Fred Clifton, Trustee, for FTC/ESC Trust u/t/d
       January 4, 1988, 100 shares of Common Stock held by Philip McClendon; 1,000 shares of Common Stock held by Financial Services Corp.for the benefit of Elizabeth McClendon; and 54,369 shares of Common Stock issuable pursuant to stock options exercisable by Mr. McClendon within 60 days of August 31, 1998.

(5) Includes: 21,377 shares of Common Stock held by Palmer Partners, L.P., of which Mr. Shane is the general partner; and 6,000 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Shane within 60 days of August 31, 1998.

(6) Includes: 27,586 shares of Common Stock held by Frank and JoAnne Kirchhoff; and 73,921 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Kirchhoff within 60 days of August 31, 1998.

(7) Includes: 5,000, 2,700 and 2,400 shares of Common Stock held by Amanda L. Scroop, Catherine E. Scroop and Christopher D. Scroop, respectively; and 53,750 shares issuable pursuant to stock options exercisable by Mr. Scroop within 60 days of August 31, 1998.

(8) Includes 46,613 shares of Common Stock issuable pursuant to stock options exercisable by Mr. LoForti within 60 days of August 31, 1998.

(9) Includes 228,150 shares of Common Stock issuable pursuant to stock options exercisable by all current directors and officers as a group within 60 days of August 31, 1998.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

     Section 16(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, the Company's officers, directors and greater than ten-percent shareholders complied with all applicable Section 16(a) filing requirements during Fiscal 98.

EXECUTIVE COMPENSATION

     NON-EMPLOYEE DIRECTOR COMPENSATION. The Company's non-employee director compensation plan consists of both a cash component and an equity component. During Fiscal 98, each of the Company's non-employee directors received cash compensation of $3,000 per quarter, plus reimbursement for such director's expenses relating to his activities as a director. Beginning July 1, 1998, the Company reduced the quarterly retainer to $2,000 per quarter, but added a $2,000 fee for each Board meeting attended. During Fiscal 98, the equity component of the plan consisted of the grant of fully vested stock options exercisable into (i) 6,000 shares of Common Stock to each newly appointed non-employee director, and (ii) 2,500 shares of Common Stock to each non-employee director annually thereafter. Pursuant to this plan, in August 1997, the Company granted fully vested stock options exercisable into 6,000 shares of Common Stock to both Messrs. Otterson and Shane. In order to attract and retain qualified Board members, the Company changed the equity component for fiscal year 1999 to provide for the grant to a non-employee director of stock options exercisable into 50,000 shares of Common Stock upon such director's appointment to the Board and eliminated the subsequent annual grant provisions. Such options, which are exercisable at the fair market value of the Common Stock on the date of grant, will vest at the rate of 2,000 shares per meeting of the Board attended, with a maximum vesting of 20,000 shares per year. In September 1998, the Company granted options exercisable into 50,000 shares of Common Stock to its new director, Mr. Preuss. Also, in recognition of the many years of prior uncompensated service rendered by both Mesrs. Otterson and Shane, and the fact that the total number of options previously granted to each of them amounted to only 6,000 shares, the Board made an equalizing grant of options exercisable into 50,000 shares of Common Stock to each of them.

     1995 STOCK OPTION PLAN. In October 1995, the shareholders of the Company approved the Company's 1995 Stock Option Plan as amended (the "1995 Plan"). A total of 572,500 shares of Common Stock are currently authorized for issuance under the 1995 Plan. The 1995 Plan provides that non-employee directors, employees and consultants of the Company are eligible to receive options exercisable into shares of Common Stock. The options granted under the 1995 Plan are exercisable at fair market value on the date of issuance, vest over a maximum of five (5) years and have a term of ten (10) years from the date of grant. Unless sooner terminated by the Board, the 1995 Plan expires on October 10, 2005. The Board may amend, suspend, modify or terminate the 1995 Plan; provided, however, that shareholder approval is required to make any amendment which: (i) materially increases the number of shares available for issuance under the 1995 Plan (except as expressly permitted); (ii) materially changes the class of persons who are eligible for the grant of incentive stock options; or (iii) if required by Rule 16b-3 (or any successor) under the Exchange Act, materially increases the benefits accruing to participants under the 1995 Plan or materially modifies the requirements as to eligibility for participation in the 1995 Plan.

     As set forth in "Proposal Three -- Amendment to 1995 Stock Option Plan" of this Proxy Statement, the Company's shareholders are being asked to approve an amendment to the 1995 Plan to increase the number of shares of Common Stock reserved for issuance with respect to options granted under the 1995 Plan from 572,500 to 1,000,000 shares.

     1997 EXECUTIVE STOCK OPTION PLAN. In November 1997, the shareholders of the Company approved the Company's 1997 Executive Stock Option Plan (the "1997 Plan"). A total of 550,000 shares of Common Stock are currently authorized for issuance under the 1997 Plan. The 1997 Plan provides that only employees of the Company are eligible to receive options exercisable into shares of Common Stock. The options granted under the 1997 Plan are exercisable at fair market value on the date of issuance, vest over a maximum of five (5) years and have a term of ten (10) years from the date of grant. Unless sooner terminated by the Board, the 1997 Plan expires on August 12, 2007. The Board may amend, suspend, modify or terminate the 1997 Plan; provided, however, that shareholder approval is required to make any amendment which: (i) materially increases the number of shares available for issuance under the 1997 Plan (except as expressly permitted); (ii) materially changes the class of persons who are eligible for the grant of incentive stock options; or (iii) if required by Rule 16b-3 (or any successor) under the Exchange Act, materially increases the benefits accruing to participants under the 1997 Plan or materially modifies the requirements as to eligibility for participation in the 1997 Plan.

     As set forth in "Proposal Four -- Amendment to 1997 Executive Stock Option Plan" of this Proxy Statement, the Company's shareholders are being asked to approve an amendment to the 1997 Plan to increase the number of shares of Common Stock reserved for issuance with respect to options granted under the 1997 Option Plan from 550,000 to 800,000 shares.

     1996 EMPLOYEE STOCK PURCHASE PLAN. In December 1996, the Board adopted the 1996 Employee Stock Purchase Plan (the "Purchase Plan"), the purpose of which is to provide an opportunity for the Company's employees to purchase shares of Common Stock and thereby have an additional incentive to contribute to the prosperity of the Company. The Purchase Plan became effective in February 1997. The Purchase Plan allows employees to purchase shares of Common Stock through payroll deductions. An administrative committee appointed by the Board (the "Administrative Committee") determines periods of up to 27 months (each an "Option Period"), during which each participant in the Purchase Plan is granted an option to purchase that number of shares of Common Stock which may be purchased with the payroll deductions accumulated on behalf of such participant during a particular Option Period, as approved by the Board. Option periods are currently set at six (6) months. The Purchase Plan provides that (i) no employee shall be entitled to accrue rights to purchase shares under the Purchase Plan at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for any calendar year in which such option is outstanding at any time, and (ii) the maximum number of shares subject to any option shall not exceed 1,500. Employees participating in the Purchase Plan may purchase shares of Common Stock under each option at a price per share equal to the lower of (x) not less than 85% of the fair market value of the Common Stock on the date of commencement of participation in the Purchase Plan Option Period or (y) not less than 85% of the fair market value of a share of Common Stock on the date of purchase. Generally, any employee, including executive officers (but excluding persons who hold five percent (5%) or more of the Company's voting stock), regularly employed on a full-time basis by the Company or by Overland Data (Europe) Limited, a wholly owned subsidiary of the Company, on the first day of each Option Period is eligible to participate in the Purchase Plan, subject to minimum eligibility periods, if any, as established by the Administrative Committee. Participants may authorize payroll deductions of up to 15% of their compensation, including base, overtime and commissions, for the purchase of shares of Common Stock under the Purchase Plan. The Purchase Plan currently authorizes the Company to issue up to 250,000 shares of Common Stock under the Purchase Plan, subject to the proposed increase to 500,000 shares set forth below in Proposal Five. As of the date hereof, 121,259 shares of Common Stock have been purchased under the Purchase Plan. The Purchase Plan will terminate in January 2007.

     As set forth in "Proposal Five -- Amendment to 1996 Employee Stock Purchase Plan" of this Proxy Statement, the Company's shareholders are being asked to approve an amendment to the Purchase Plan to increase the number of shares of Common Stock reserved for issuance under the Purchase Plan from 250,000 to 500,000 shares.

     401(K) PLAN. In February 1994, the Company adopted the Overland Data, Inc. On-Track 401(k) Savings Plan (the "401(k) Plan"), that covers all eligible employees of the Company who complete three months of service and are at least 21 years old. Employees may elect to defer up to 15% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to the 401(k) Plan. The elective deferral contributions are fully vested and nonforfeitable at all times and are invested in accordance with the directions of the participants. The 401(k) Plan is intended to qualify under Section 401 of the Internal

Revenue Code, as amended (the "IRC"), so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. The Company currently makes matching contributions on the first 6% of eligible compensation deferred by 401(k) Plan participants at the rate of 50%.

                          COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

     The following table sets forth, for each of the last three fiscal years ended June 30, 1998, the cash compensation for services in all capacities to the Company of those persons who were, as of June 30, 1998, the Named Executive Officers:

                              SUMMARY COMPENSATION TABLE


                                        Annual Compensation                               Long-term
                             -------------------------------------------------------     Compensation
                              Fiscal                                        Other           Awards        Other
                               Year        Salary       Bonus (1)          Comp. (4)     # of options    Comp. (2)
                              ------    ----------     -----------         ---------    --------------   ---------
Scott McClendon,               1998     $  260,000      $  38,220              -            100,000       $  57
President & CEO                1997        240,000              -              -              8,000          55
                               1996        210,000         63,000              -                  -          44

Frank R. Kirchhoff,            1998        175,000         32,160              -             30,000          39
VP of Sales                    1997        175,000              -              -              2,200          40
                               1996        165,000         24,750              -                  -          44

Steven E. Richardson,          1998        157,500         29,650          $  77,790 (4)     80,000          35
VP of Marketing (3)            1997              -              -              -                  -         -
                               1996              -              -              -                  -         -

Robert J. Scroop,              1998        150,000         20,000              -             75,000          33
VP of Engineering              1997        140,000              -              -              1,867          30
                               1996        125,000         12,500              -                  -          44

Martin D. Gray,                1998        140,000         14,000              -                  -          31
VP, CTO & Asst. Secty.         1997        140,000              -              -              1,667          30
                               1996        125,000         18,750              -                  -          44


(1) The Fiscal 1998 bonus amounts were earned in Fiscal 1998 but paid in August 1998.
(2)  Consists of premiums for term life insurance with no cash surrender value.
(3) Steven E. Richardson became Vice President of Marketing effective August 4, 1997. His annual base salary was $175,000 at June 30, 1998.
(4)  Hiring incentive inclusive of moving and relocation cost and tax uplift.

STOCK OPTION GRANTS

     The following table sets forth information for the Named Executive Officers with respect to grants of options to purchase shares of Common Stock of the Company made during Fiscal 98:

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                      Potential Realizable
                                        Individual Grants Value at assumed                              Value at assumed
                          ---------------------------------------------------------------------          Annual Rates of
                             No. of      % of Total                      Fair                              Stock Price
                           Securities      Options                       Market                          Appreciation for
                           Underlying     Granted to      Exercise      Value on                          Option Term (2)
                            Options      Employees In      Price         Date of      Expiration    --------------------------
                            Granted     Fiscal 1998 (1)   per share       Grant          Date           5%             10%
                           ----------   ---------------   ---------     ---------     -----------   -----------   ------------
Scott McClendon             100,000          19.6%        $  6.63       $  6.63          7/1/07     $ 416,957      $1,056,651
Frank R. Kirchhoff           30,000           5.9%           7.50          7.50         8/12/07       141,501         358,592
Steven E. Richardson         80,000          15.7%           7.50          7.50         8/12/07       377,337         956,245
Robert J. Scroop             75,000          14.7%           7.50          7.50         8/12/07       353,753         896,480
                           --------
                            285,000
                           --------
                           --------


____________________
(1)  Based on a total of 511,000 options granted to all employees during Fiscal
     98.

(2) In accordance with the rules of the Securities and Exchange Commission, the potential realizable values for the options are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. These assumed rates of appreciation do not represent the Company's estimate or projection of the appreciation of shares of the Common Stock and actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock.

OPTION EXERCISES

     The following table sets forth information for the Named Executive Officers with respect to exercises of options to purchase shares of Common Stock during Fiscal 98 and the number and value of unexercised stock options held at June 30, 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


                                                      Number of Securities         Value of Unexercised
                                                     Underlying Unexercised             In-The-Money
                           Shares                   Options at June 30, 1998     Options at June 30, 1998 (1)
                         Acquired on     Value    ----------------------------   ---------------------------
                          Exercise      Realized  Exercisable    Unexercisable   Exercisable   Unexercisable
                         -----------    --------  -----------    -------------   -----------   -------------
Scott McClendon                                       25,619        103,750      $  75,101     $  15,984
Frank R. Kirchhoff                                    63,921         32,500        263,086        10,656
Steven E. Richardson                                                 80,000              -           -
Robert J. Scroop                                      35,617         76,250        143,859         5,328
Martin D. Gray          12,857      $  55,607         12,860          1,250         47,250         5,228


_________________
(1) Based upon the difference between the closing bid price of the Common Stock of $5.06 as quoted on the Nasdaq National Market System on June 30, 1998 and the exercise price.


     REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the "Committee") makes recommendations to the Board regarding compensation of the Company's directors and officers and oversees the administration of the Company's employee stock option plans. All decisions of the Committee relating to compensation of the Company's executive officers are reviewed and approved by the entire Board. The policy of the Committee with respect to executive compensation is that such compensation should (i) be effective in attracting and retaining key executives critical to the Company's success, (ii) align the interests of the executives with the interests of the Company's shareholders, (iii) reflect the Company's financial performance and (iv) reward executives for their individual performance. Executive compensation includes base salary, bonuses based on the Company's performance and stock option grants. These programs are designed to provide incentives for both short and long-term performance.

BASE SALARY

     The base salary of the Company's Chief Executive Officer (the "CEO") is set at an amount which the Committee believes is competitive with the salaries paid to the chief executive officers of other companies of comparable size in similar industries. Salary levels of the Company's other executive officers are set in a like manner. In evaluating salaries, the Committee utilizes information and surveys of the compensation practices of high technology companies provided by the management and human resource consulting firms of Watson Wyatt and Radford Associates. The Committee also relies on information provided by the Company's Human Resources Department and its knowledge of local pay practices. Furthermore, the Committee considers the executives' performance of their job responsibilities and the overall financial performance of the Company. The Committee recognized the record revenues and earnings generated by the Company during its fiscal year ended June 30, 1997 when establishing the salaries for Fiscal 98.

BONUSES

     The CEO and executive officers participate in the Company's executive bonus plan. For Fiscal 1998, the plan established by the Committee provided three performance measurement points: (1) actual net revenues achieved by the Company in comparison to the approved annual financial plan, (2) actual net income achieved by the Company in comparison to the approved annual financial plan, and (3) individual job performance goals and qualitative objectives. The bonus plan for each executive was tailored to be unique to his/her area of responsibility. Although the net revenues achieved by the Company came within 5% of the approved annual financial plan, net income fell significantly below the planned level. Additionally, individual job performance goals were only partially achieved by the executive officers. As a result of these performance shortfalls, the aggregate Fiscal 1998 executive officer bonuses amounted to only 42% of the bonus potential.


STOCK OPTION GRANTS

     The Company provides its executive officers with long-term incentives through the grant of stock options. The exercise price of all options is equal to the closing market price of the Common Stock on the date of grant and the options generally vest over a four year period. An initial grant of options is made at the time an executive is hired and the Committee considers on an annual basis additional grants based on the performance of both the individual executives and the Company as a whole. The Committee takes into account the executive's position and level of responsibility, existing stock and unvested option holdings and the potential reward if the stock price appreciates in the public market. Upon his hire in August 1997, the Committee granted a total of 80,000 options to Mr. Richardson, the Company's Vice President of Marketing. Also in August 1997, the Committee determined that the unvested option holdings of the other executive officers were insufficient to provide the level of long-term incentive desired by the Committee and, consequently, the Committee made a special grant of 235,000 options to those executive officers.

     The Compensation Committee believes that management compensation levels during Fiscal 98 appropriately reflect the application of the Compensation Committees's compensation policy.

                         Compensation Committee:

                         William W. Otterson
                         Peter Preuss
                         John A. Shane

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                 PERFORMANCE GRAPH


                       COMPARISON OF CUMULATIVE TOTAL RETURN

                   AMONG OVERLAND DATA, THE NASDAQ 100 INDEX, AND
                    THE NASDAQ COMPUTER INDUSTRY COMPOSITE INDEX


                                 Overland Data, Inc.

                   NASDAQ Computer        NASDAQ        Overland
  Date             Industry Index    Composite Index   Data, Inc.
21-Feb-97             100.00            100.00          100.00
24-Feb-97             101.73            100.81          103.30
25-Feb-97             101.78            101.00          109.89
26-Feb-97             101.48            100.47          102.20
27-Feb-97              97.41             98.38           95.05
28-Feb-97              97.61             98.10           96.70
03-Mar-97              98.53             98.27           98.90
04-Mar-97              99.14             98.73          103.30
05-Mar-97             100.40             99.61          100.00
06-Mar-97              97.92             98.58          101.10
07-Mar-97              96.46             98.31           96.70
10-Mar-97              97.73             99.13           96.70
11-Mar-97              96.86             98.68           97.80
12-Mar-97              95.80             97.74           96.43
13-Mar-97              95.76             96.92           93.41
14-Mar-97              95.51             96.90           91.21
17-Mar-97              94.71             95.89           52.75
18-Mar-97              93.96             95.13           54.95
19-Mar-97              91.56             93.63           53.85
20-Mar-97              92.68             94.37           53.85
21-Mar-97              91.40             93.99           52.75
24-Mar-97              90.10             93.13           49.45
25-Mar-97              90.95             93.54           44.51
26-Mar-97              94.61             95.11           43.96
27-Mar-97              93.37             93.64           43.41
31-Mar-97              91.10             91.56           43.96
01-Apr-97              90.59             91.20           45.05
02-Apr-97              89.33             90.01           48.35
03-Apr-97              91.79             90.96           48.35
04-Apr-97              94.32             92.69           52.75
07-Apr-97              95.59             93.78           52.75
08-Apr-97              96.65             94.23           54.95
09-Apr-97              95.21             93.64           53.85
10-Apr-97              93.14             92.61           54.40
11-Apr-97              90.30             90.45           51.65
14-Apr-97              92.47             91.16           52.75
15-Apr-97              91.07             90.90           51.65
16-Apr-97              90.84             90.70           51.65
17-Apr-97              91.79             91.21           50.55
18-Apr-97              93.37             91.62           50.55
21-Apr-97              92.27             90.23           52.75
22-Apr-97              93.48             90.89           48.35
23-Apr-97              96.39             91.97           47.25
24-Apr-97              96.51             92.04           47.25
25-Apr-97              94.39             90.63           47.25
28-Apr-97              95.50             91.23           47.25
29-Apr-97              98.47             93.13           49.45
30-Apr-97             100.84             94.49           47.25
01-May-97             101.88             95.22           46.15
02-May-97             104.97             97.83           46.15
05-May-97             107.93            100.37           49.45
06-May-97             105.90             99.55           51.65
07-May-97             105.23             99.14           52.75
08-May-97             106.65             99.74           52.75
09-May-97             106.95            100.05           54.95
12-May-97             107.62            100.74           57.14
13-May-97             105.83             99.95           56.04
14-May-97             105.40            100.09           54.40
15-May-97             107.93            101.44           58.24
16-May-97             106.07            100.48           52.75
19-May-97             105.64            100.52           54.95
20-May-97             108.92            102.22           54.95
21-May-97             110.44            102.96           56.04
22-May-97             110.20            102.87           54.95
23-May-97             111.78            104.15           56.04
27-May-97             115.06            105.61           54.40
28-May-97             115.01            105.69           59.34
29-May-97             113.34            105.15           56.04
30-May-97             111.10            104.95           58.24
02-Jun-97             111.61            105.28           58.24
03-Jun-97             108.10            103.79           58.24
04-Jun-97             106.89            103.40           60.44
05-Jun-97             107.98            104.18           59.34
06-Jun-97             109.81            105.29           59.34
09-Jun-97             110.79            105.82           57.14
10-Jun-97             108.84            105.05           57.14
11-Jun-97             109.73            105.51           57.14
12-Jun-97             109.35            105.77           59.34
13-Jun-97             110.99            106.65           58.24
16-Jun-97             112.41            107.32           59.34
17-Jun-97             114.41            108.15           53.85
18-Jun-97             111.94            107.35           56.04
19-Jun-97             112.67            108.46           55.77
20-Jun-97             112.73            108.45           54.95
23-Jun-97             111.56            107.49           53.85
24-Jun-97             113.93            108.85           50.55
25-Jun-97             112.93            108.39           51.65
26-Jun-97             111.31            107.65           49.45
27-Jun-97             110.95            107.78           48.35
30-Jun-97             110.86            108.08           47.25
01-Jul-97             110.06            107.79           47.81
02-Jul-97             112.59            109.09           48.35
03-Jul-97             113.68            109.99           47.25
07-Jul-97             114.65            110.22           50.55
08-Jul-97             116.58            111.30           50.55
09-Jul-97             117.67            111.41           49.45
10-Jul-97             117.39            111.74           48.35
11-Jul-97             118.84            112.61           48.35
14-Jul-97             122.39            114.21           48.35
15-Jul-97             125.14            115.57           47.25
16-Jul-97             131.07            118.46           50.55
17-Jul-97             130.06            117.58           51.65
18-Jul-97             126.84            116.01           51.65
21-Jul-97             125.28            115.13           51.65
22-Jul-97             129.47            117.20           53.85
23-Jul-97             129.41            117.49           54.95
24-Jul-97             128.60            117.60           56.04
25-Jul-97             128.15            117.63           60.44
28-Jul-97             126.72            117.18           67.03
29-Jul-97             127.91            117.84           63.74
30-Jul-97             129.28            119.02           64.84
31-Jul-97             130.28            119.45           61.54
01-Aug-97             130.62            119.49           61.54
04-Aug-97             132.56            120.32           61.54
05-Aug-97             134.55            121.52           62.64
06-Aug-97             135.31            122.19           56.04
07-Aug-97             135.01            121.72           52.75
08-Aug-97             132.34            119.80           56.04
11-Aug-97             130.17            118.92           63.74
12-Aug-97             128.92            118.13           65.93
13-Aug-97             129.94            118.67           65.93
14-Aug-97             130.51            118.91           65.93
15-Aug-97             127.45            117.07           61.54
18-Aug-97             128.98            117.63           60.44
19-Aug-97             132.83            119.96           59.34
20-Aug-97             135.72            122.06           59.34
21-Aug-97             133.14            120.46           67.03
22-Aug-97             132.16            119.81           63.19
25-Aug-97             131.84            120.03           63.74
26-Aug-97             130.28            119.26           61.54
27-Aug-97             130.26            119.58           59.34
28-Aug-97             127.84            118.51           62.09
29-Aug-97             128.43            118.96           61.54
02-Sep-97             132.04            121.27           61.54
03-Sep-97             131.51            121.28           62.50
04-Sep-97             132.12            121.76           60.44
05-Sep-97             132.68            122.59           61.54
08-Sep-97             133.42            123.31           63.74
09-Sep-97             134.47            124.12           63.74
10-Sep-97             131.53            122.85           61.54
11-Sep-97             132.05            122.90           60.99
12-Sep-97             131.93            123.61           59.89
15-Sep-97             128.84            122.53           61.54
16-Sep-97             133.17            125.05           60.44
17-Sep-97             131.85            124.89           61.54
18-Sep-97             131.73            125.16           61.54
19-Sep-97             132.97            125.93           61.54
22-Sep-97             133.80            126.62           60.44
23-Sep-97             135.50            127.21           61.54
24-Sep-97             133.65            126.46           63.19
25-Sep-97             132.53            125.82           69.23
26-Sep-97             132.55            126.07           68.13
29-Sep-97             133.99            127.03           70.33
30-Sep-97             131.30            126.33           68.69
01-Oct-97             131.28            126.68           68.13
02-Oct-97             131.98            127.59           69.23
03-Oct-97             133.57            128.60           69.23
06-Oct-97             133.98            129.05           70.88
07-Oct-97             135.93            130.20           71.98
08-Oct-97             136.33            130.54           71.43
09-Oct-97             136.74            130.84           71.43
10-Oct-97             135.54            130.33           71.43
13-Oct-97             135.70            130.56           74.18
14-Oct-97             134.61            129.86           71.43
15-Oct-97             133.03            129.16           71.43
16-Oct-97             130.50            127.38           70.33
17-Oct-97             127.70            124.92           63.74
20-Oct-97             129.33            126.32           63.74
21-Oct-97             132.43            128.35           65.93
22-Oct-97             131.44            128.01           63.74
23-Oct-97             128.61            125.25           58.24
24-Oct-97             126.44            123.73           63.74
27-Oct-97             116.87            115.05           57.14
28-Oct-97             125.55            120.14           59.34
29-Oct-97             123.29            120.12           60.44
30-Oct-97             119.69            117.69           57.14
31-Oct-97             121.97            119.43           58.24
03-Nov-97             125.36            122.16           59.34
04-Nov-97             125.05            122.25           57.14
05-Nov-97             125.00            122.71           57.14
06-Nov-97             123.10            121.67           60.44
07-Nov-97             122.39            120.09           55.50
10-Nov-97             120.52            119.22           57.70
11-Nov-97             120.46            118.78           58.24
12-Nov-97             116.54            115.54           57.70
13-Nov-97             119.34            116.86           56.04
14-Nov-97             121.91            118.68           63.19
17-Nov-97             125.06            120.97           61.54
18-Nov-97             123.32            119.94           60.44
19-Nov-97             123.49            120.00           60.44
20-Nov-97             126.11            121.90           61.54
21-Nov-97             125.52            121.47           59.89
24-Nov-97             122.21            118.94           61.54
25-Nov-97             122.88            119.09           60.99
26-Nov-97             123.57            119.50           59.34
28-Nov-97             124.21            119.95           60.44
01-Dec-97             127.70            122.21           61.54
02-Dec-97             124.10            120.39           60.44
03-Dec-97             124.90            121.05           62.64
04-Dec-97             124.14            120.92           60.99
05-Dec-97             126.16            122.45           58.24
08-Dec-97             128.39            123.77           58.24
09-Dec-97             123.62            121.45           57.70
10-Dec-97             121.26            119.66           56.60
11-Dec-97             117.30            116.80           57.70
12-Dec-97             114.31            115.16           50.55
15-Dec-97             114.06            115.16           48.91
16-Dec-97             116.04            116.39           46.15
17-Dec-97             114.70            115.97           50.55
18-Dec-97             111.98            114.15           49.45
19-Dec-97             112.19            114.27           47.81
22-Dec-97             113.21            114.82           46.15
23-Dec-97             110.52            113.16           43.96
24-Dec-97             109.26            112.38           45.05
26-Dec-97             110.58            113.27           42.86
29-Dec-97             113.46            115.22           45.05
30-Dec-97             115.97            117.29           44.23
31-Dec-97             115.56            117.69           48.35
02-Jan-98             117.67            118.53           46.15
05-Jan-98             118.60            119.47           53.85
06-Jan-98             117.89            118.42           52.75
07-Jan-98             116.14            117.04           50.55
08-Jan-98             116.53            116.58           49.45
09-Jan-98             111.84            112.66           51.65
12-Jan-98             113.64            112.98           49.45
13-Jan-98             116.91            115.54           53.85
14-Jan-98             116.99            116.07           54.95
15-Jan-98             117.38            115.94           46.71
16-Jan-98             118.29            117.13           46.71
20-Jan-98             120.91            119.17           46.15
21-Jan-98             120.76            119.01           47.25
22-Jan-98             119.79            118.15           45.05
23-Jan-98             119.99            118.11           45.05
26-Jan-98             119.40            117.02           46.15
27-Jan-98             121.79            118.33           45.05
28-Jan-98             125.13            120.72           43.96
29-Jan-98             126.06            121.37           43.96
30-Jan-98             126.21            121.36           45.05
02-Feb-98             129.91            123.88           45.61
03-Feb-98             131.53            124.88           48.35
04-Feb-98             133.09            125.94           47.81
05-Feb-98             132.26            125.67           48.35
06-Feb-98             134.29            126.98           43.96
09-Feb-98             133.43            126.69           46.71
10-Feb-98             135.16            128.08           46.15
11-Feb-98             134.59            128.05           46.15
12-Feb-98             135.02            128.48           46.15
13-Feb-98             134.37            128.19           45.05
17-Feb-98             133.31            127.66           45.05
18-Feb-98             134.75            128.58           44.51
19-Feb-98             136.66            129.43           43.96
20-Feb-98             137.17            129.51           51.65
23-Feb-98             140.83            131.28           51.65
24-Feb-98             139.31            130.31           49.72
25-Feb-98             142.69            132.39           49.45
26-Feb-98             143.20            133.18           48.35
27-Feb-98             142.21            132.69           49.45
02-Mar-98             140.01            131.79           50.55
03-Mar-98             139.36            131.69           50.00
04-Mar-98             139.93            131.88           50.00
05-Mar-98             133.06            128.30           46.15
06-Mar-98             137.55            131.41           43.96
09-Mar-98             132.59            129.29           45.61
10-Mar-98             135.33            131.04           43.96
11-Mar-98             136.14            131.67           43.96
12-Mar-98             137.18            132.21           45.61
13-Mar-98             138.04            132.78           45.61
16-Mar-98             138.72            134.01           45.05
17-Mar-98             136.87            133.35           43.96
18-Mar-98             137.73            134.02           48.35
19-Mar-98             138.56            134.90           56.32
20-Mar-98             136.73            134.09           52.20
23-Mar-98             137.89            134.34           52.75
24-Mar-98             140.14            135.83           52.20
25-Mar-98             142.87            136.74           52.75
26-Mar-98             143.58            137.04           55.22
27-Mar-98             143.25            136.67           54.95
30-Mar-98             142.71            136.30           55.50
31-Mar-98             144.39            137.57           54.95
01-Apr-98             145.57            138.47           54.40
02-Apr-98             145.87            138.87           49.45
03-Apr-98             146.30            139.05           50.00
06-Apr-98             142.66            137.08           49.45
07-Apr-98             139.30            134.80           46.71
08-Apr-98             140.95            135.43           45.05
09-Apr-98             141.91            136.42           48.35
13-Apr-98             142.62            136.77           48.35
14-Apr-98             143.86            138.13           46.71
15-Apr-98             146.41            139.64           46.43
16-Apr-98             146.29            139.26           45.61
17-Apr-98             147.00            139.89           45.61
20-Apr-98             150.00            141.43           45.33
21-Apr-98             152.37            142.68           45.61
22-Apr-98             155.33            143.71           44.51
23-Apr-98             150.47            141.00           43.96
24-Apr-98             149.33            140.07           44.23
27-Apr-98             145.56            136.42           45.05
28-Apr-98             146.51            137.28           45.61
29-Apr-98             148.31            138.77           47.53
30-Apr-98             149.04            140.03           47.81
01-May-98             149.38            140.40           47.25
04-May-98             149.89            140.81           47.25
05-May-98             148.64            139.76           47.81
06-May-98             148.27            139.15           47.25
07-May-98             145.42            137.53           46.71
08-May-98             149.25            139.72           47.25
11-May-98             146.84            138.50           46.15
12-May-98             149.07            139.41           45.05
13-May-98             150.17            139.86           43.96
14-May-98             150.71            139.80           43.96
15-May-98             148.30            138.41           45.05
18-May-98             146.54            137.27           46.15
19-May-98             148.19            138.34           45.05
20-May-98             145.86            137.28           45.05
21-May-98             143.83            136.47           44.51
22-May-98             141.99            135.27           44.51
23-May-98             139.60            133.26           44.51
27-May-98             141.05            133.48           44.51
28-May-98             141.42            134.50           43.96
29-May-98             138.77            133.32           44.51
01-Jun-98             134.76            130.91           45.05
02-Jun-98             137.67            132.04           45.61
03-Jun-98             135.09            130.58           43.96
04-Jun-98             139.14            132.65           43.96
05-Jun-98             140.45            133.62           43.96
08-Jun-98             140.26            133.98           45.05
09-Jun-98             142.67            134.96           45.05
10-Jun-98             139.90            132.90           44.78
11-Jun-98             138.53            131.13           45.05
12-Jun-98             138.66            130.78           43.96
15-Jun-98             136.78            128.59           43.96
16-Jun-98             141.82            131.39           43.96
17-Jun-98             143.14            133.13           44.23
18-Jun-98             143.42            132.85           43.96
19-Jun-98             144.81            133.50           44.51
22-Jun-98             148.13            135.34           44.51
23-Jun-98             153.20            138.24           43.96
24-Jun-98             157.09            140.73           41.76
25-Jun-98             154.84            139.64           44.51
26-Jun-98             156.01            140.11           43.96
29-Jun-98             158.66            141.73           43.41
30-Jun-98             158.60            142.00           44.51


     The above graph assumes that $100.00 was invested in the Common Stock and in each index on February 21, 1997, the effective date of the Company's initial public offering. Although the Company has not declared a dividend on its Common Stock, the total return for each index assumes the reinvestment of dividends. Shareholder returns over the period presented should not be considered indicative of future returns. Pursuant to SEC regulations, the graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall it be incorporated by reference into any filing under the Securities Act or the Exchange Act.

                                    PROPOSAL TWO
             READOPTION AND RENEWAL OF CERTAIN SUPERMAJORITY PROVISIONS
                      SET FORTH IN ARTICLE IV OF THE ARTICLES
                             (ITEM 2 ON THE PROXY CARD)


     This proposal involves the readoption and renewal of the supermajority vote provisions (the "Supermajority Vote Provisions") set forth in Sections 3 and 5 of Article IV ("Article IV") of the Company's Amended and Restated Articles of Incorporation (the "Articles"). Section 3 of Article IV contains certain "fair price provisions" (the "Fair Price Provisions") that, under certain circumstances, require the approval of the holders of two-thirds (2/3) of the Voting Stock (as defined in Article IV) and satisfaction of certain minimum price and procedural requirements as a condition to any Business Combination (as defined in Article IV) with any beneficial owner of ten percent (10%) or more of the Voting Stock (a "Major Shareholder"). In addition, Section 5 of Article IV requires the approval of two-thirds (2/3) of the Voting Stock for any amendment, change or repeal of Article IV or any other amendment of the Articles that would have the effect of modifying or permitting circumvention of the provisions of Article IV.

     The full text of Article IV is set forth in ATTACHMENT A to this Proxy Statement. The information set forth below describing this proposal to readopt and renew the Supermajority Vote Provisions is qualified in its entirety by reference to ATTACHMENT A; and, unless otherwise defined herein, all capitalized terms used below are defined with reference to Article IV. Shareholders are encouraged to read carefully the following information and ATTACHMENT A.

BACKGROUND AND REASONS FOR THE PROPOSAL

     The Board, by unanimous vote at its meeting held on September 25, 1998, approved and is recommending to the shareholders for approval at the Meeting this proposal to readopt and renew the Supermajority Vote Provisions.

     Effective January 24, 1997, the shareholders of the Company by written consent in lieu of a special meeting approved the Fair Price Provisions contained in Article IV. The Articles containing Article IV were filed with the Secretary of State of the State of California on February 3, 1997.

     Under Section 710 of the General Corporation Law of California (the "California Law"), the two-thirds (2/3) vote requirements contained in Sections 3 and 5 of Article IV (as described below) constitute "supermajority vote provisions." Section 710 of the California Law provides that amendments to the articles of incorporation of a California corporation that include a supermajority vote provision cease to be effective two (2) years after the most recent filing of the amendment to adopt or readopt such supermajority vote provision. However, at any time within one year before the expiration date, a supermajority vote provision may be renewed for another two-year period by (i) readopting the provision by the approval of at least as large a proportion of the outstanding shares as is required for the approval of the specified corporate action (in this case, two-thirds (2/3) of the outstanding Shares), and (ii) filing a certificate of amendment of its articles of incorporation pursuant to the California Law.

     In the event that the Supermajority Vote Provisions are not readopted and renewed as described above, the corporate actions previously subject to supermajority vote will thereafter require a vote of only a majority of the outstanding shares of Common Stock. Given that the Supermajority Vote Provisions currently contained in Article IV were filed on February 3, 1997, the corporate actions set forth in Sections 3 and 5 of Article IV, which are currently subject to the Supermajority Vote Provisions, would require only a majority vote of the outstanding shares of Common Stock to the extent that the Supermajority Vote Provisions contained in Article IV are not readopted and renewed prior to the conclusion of the two-year period on February 3, 1999. The Board believes that failure to readopt and renew the Supermajority Vote Provisions would weaken the Fair Price Provisions, because it would become easier to avoid the higher standards of Board approval set forth in Section 2 (as described below) of Article IV given the lower, majority vote shareholder approval resulting in Section 3 (as described below) of Article
IV. Furthermore, it would become easier to amend, change or repeal Article IV given the lower, majority vote shareholder approval resulting in Section 5
(as described below) of Article IV.

     The general purpose of the Fair Price Provisions contained in Article IV is to help (i) assure shareholders of the Company fair and equitable treatment in the event of a takeover attempt, (ii) ensure that all shareholders are afforded the opportunity to discuss fully matters which affect their rights, (iii) promote continuity and stability in the Company's business, management and policies and (iv) increase the Company's financial flexibility. Readoption and renewal of the Supermajority Vote Provisions in
Article IV may continue to increase the ability of the Board, in such an event, to take sufficient time to review a takeover proposal and possible alternatives. In order to discharge their obligations to the Company and its shareholders, the Board must have the ability to evaluate any attempt to take over the Company or accumulate a significant block of its shares in an atmosphere of calm and careful deliberation. In addition, Article IV, augmented by the Supermajority Vote Provisions, is intended to encourage any party seeking to acquire control of the Company to negotiate directly with the Board. The Board believes that the Supermajority Vote Provisions contribute to the above objectives, provide important additional protection to the Company against unfair or coercive efforts to take control of the Company and should be renewed.

     The Board has observed that certain actions, including partial tender offers followed by Business Combinations involving less favorable "two-tiered" pricing, have been employed in recent years as techniques in seeking to effect corporate takeovers. The Board believes that such actions can be highly disruptive to a company's business operations and can result in dissimilar treatment of different shareholders. For example, the terms of a Business Combination may not reflect arm's-length bargaining, because one party could dominate both sides of the negotiations. In addition, the fact that the controlling party may solicit the votes of the remaining shareholders on a Business Combination does not assure those shareholders that the terms of such Business Combination (e.g., the consideration that they will receive for their shares) will be equal to or in as desirable a form as those obtained by the controlling party in acquiring its controlling interest.

This proposal is being recommended by the Board for shareholder approval as a means of (i) mitigating the negative effects of these kinds of actions on shareholders and (ii) increasing the ability and flexibility of the Board to deal with unsolicited takeover proposals and, generally, in directing the Company's business.

     Article IV is not designed to prevent or discourage all tender offers or takeover attempts for the Company. It does make, however, the acquisition and exercise of control of the Company and the removal of incumbent officers and directors more difficult. Readoption and renewal of the Supermajority Vote Provisions in Article IV therefore will continue to enhance the ability of such officers and directors to retain their positions. Nevertheless, the Board continues to believe that the readoption and renewal of the Supermajority Vote Provisions as part of the Fair Price Provisions will help provide fairer treatment for all shareholders in the event of an actual or threatened attempt to acquire control of the Company.

     This proposal to readopt and renew the Supermajority Vote Provisions is not being made in response to any specific effort of any person or group of which the Company is aware to accumulate the Company's securities or to obtain control of the Company.

     If the readoption and renewal of the Supermajority Vote Provisions are approved by the shareholders at the Meeting, then the Supermajority Vote Provisions will continue to be effective for a two-year period commencing on the date on which an appropriate certificate of amendment of the Articles is filed in the office of the Secretary of State of the State of California. Minor adjustments may be made to the language proposed in ATTACHMENT A if requested by the California Secretary of State.

SUMMARY OF CERTAIN SECTIONS OF ARTICLE IV

     As detailed in Article IV, a Business Combination includes, among other transactions, the following: (i) any merger or consolidation of the Company with or into a Major Shareholder; (ii) any sale, lease, exchange, transfer or distribution to shareholders or other disposition of substantially all or any Substantial Part of the assets of the Company to or with a Major Shareholder;
(iii) the purchase, exchange, lease or other acquisition by the Company of substantially all of the assets of a Major Shareholder; (iv) the issuance of any securities of the Company, eighty percent (80%) or more of which are issued to a Major Shareholder, and (v) any reclassification of the Voting Stock that has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock that is owned by a Major Shareholder.

     Section 2 of Article IV provides that, subject to Section 3 of Article IV (as described below), the Company shall not be a party to a Business Combination unless: (i) the Business Combination was approved by the Board prior to the Major Shareholder involved in such Business Combination becoming such; (ii) the Major Shareholder involved in such Business Combination sought and obtained the unanimous prior approval of the Board to become a Major Shareholder and such Business Combination was approved by not less than eighty percent (80%) of the Board; or (iii) such Business Combination was approved by not less than ninety percent (90%) of the Board.

     Section 3 of Article IV currently provides that the approval requirements recited above shall not apply if a Business Communication is approved by the vote of at least two-thirds (2/3) of the shares of the Voting Stock of the Company and certain other conditions are satisfied. These other conditions require, among other things, that the consideration to be paid to the Company's shareholders in a Business Combination be not less than the higher of: (i) the highest price per share paid by a Major Shareholder in acquiring any of the Voting Stock; or (ii) an amount which bears the same or a greater percentage relationship to the market price of the Voting Stock as the highest price per share determined in item (i) bears to the market price of the Voting Stock prior to the acquisition of the Voting Stock by such Major Shareholder (collectively, the "Minimum Price Requirements"). Failure to readopt and renew the Supermajority Vote Provisions would cause the above shareholder vote requirement to lower from two-thirds (2/3) to a majority of the Voting Stock.

     Section 5 of Article IV currently provides that any amendment, change or repeal of Article IV or any other amendment of the Articles which would have the effect of modifying or permitting circumvention of the provisions of
Article IV requires the approval of at least two thirds (2/3) of the Voting Stock. Failure to readopt and renew the Supermajority Vote Provisions would cause the above shareholder vote requirement to lower from two-thirds (2/3) to a majority of the Voting Stock.

POSSIBLE DISADVANTAGES

     The readoption and renewal of the Supermajority Vote Provisions may make certain Business Combinations opposed by the incumbent Board more difficult to effect. The readoption and renewal of the Supermajority Provisions may discourage certain speculative accumulations of the Company's stock and related fluctuations in market price, thereby depriving some shareholders of an opportunity to sell their shares at a temporarily higher market price. Nevertheless, the Board believes that the benefits of the Supermajority Vote Provisions outweigh any disadvantages that they might have. Similar proposals have been adopted by many publicly held companies in recent years because of their favorable aspects. The Board believes that this proposal to readopt and renew the Supermajority Vote Provisions is in the best interests of the Company and its shareholders and recommends that shareholders approve this proposal.

     Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case. The Supermajority Vote Provisions may discourage such purchases and may therefore deprive some holders of the Company's stock of an opportunity to sell their shares at a temporarily higher market price.

     In addition, although the Supermajority Vote Provisions and the Fair Price Provisions are designed to help assure fair treatment of all shareholders in the event of a Business Combination, they do not provide that shareholders necessarily will receive a price for their shares in an acquisition that they, or the Board, deem favorable. Accordingly, readoption and renewal of the Supermajority Vote Provisions would not preclude the incumbent directors, or any future directors, from opposing a Business Combination proposal, whether or not such a proposal satisfies the requirements of the Fair Price Provisions, if they believe that such proposal is not in the best interests of the Company and its shareholders. Similarly, the Fair Price Provisions do not preclude the Board from approving a Business Combination proposal with a Major Shareholder that does not otherwise satisfy the requirements of the Fair Price Provisions, if the Board believed such a proposal was in the Company's and the shareholders' best interests.

     Because of the higher percentage requirements for shareholder approval of any subsequent Business Combination and the possibility of having to pay a higher price to other shareholders in such a Business Combination, it may become more costly for a purchaser to acquire control of the Company if the Supermajority Vote Provisions are readopted and renewed. The Supermajority Vote Provisions therefore may decrease the likelihood that an offer will be made for less than two-thirds (2/3) of the Voting Stock and, as a result, may adversely affect those shareholders who would desire to participate in such an offer. A potential purchaser of stock seeking to obtain control may also be discouraged from purchasing stock because a two-thirds (2/3) vote would be required in order to change or eliminate these provisions.

     In certain cases, the Minimum Price Requirements, while providing objective pricing criteria, could be arbitrary and not indicative of value. In addition, a major shareholder may be unable in certain circumstances to comply with all the procedural requirements of the Fair Price Provisions. In these circumstances, unless a potential purchaser is willing and able to acquire at least two-thirds (2/3) of the Voting Stock as the first step in a Business Combination or obtain the voting support needed for a two-thirds (2/3) shareholder vote, it would be forced either to negotiate with the Board and offer terms acceptable to it or to abandon the proposed Business Combination.

     Another effect of the readoption and renewal of the Supermajority Vote Provisions would be to give veto power to the holders of a minority of the Voting Stock with respect to a Business Combination that is opposed by the Board, but which holders of a majority (but less than two-thirds (2/3)) of the Voting Stock may believe to be desirable and beneficial. The above circumstance could prevent the removal of current management even if such removal was deemed beneficial by a majority (but less than two-thirds (2/3)) of the outstanding shares of Common Stock. For information regarding the Company's current significant shareholders and stock ownership by the Board and management, see "Proposal One -- Election of Directors of the Company -- Security Ownership of Certain Beneficial Owners and Management."

     Despite the foregoing, the Board believes that the benefits of seeking to protect shareholders from any inequitable two-step Business Combinations outweigh any potential disadvantages from discouraging such proposals and that it is prudent and in the best interests of the Company and its shareholders to provide the advantages of greater assurance of equal treatment in Business Combinations that will result from the readoption and renewal of the Supermajority Vote Provisions.

VOTE REQUIRED AND RECOMMENDATION

     The California Law provides that an amendment of a corporation's articles of incorporation which, like the Supermajority Vote Provisions, includes a supermajority vote provision, must be approved by at least as large a proportion of the outstanding shares as is required pursuant to that amendment for the approval of the specified corporate action or actions. Accordingly, given that the Supermajority Vote Provisions of Article IV require a two-thirds (2/3) vote of the shares of the Voting Stock, the readoption and renewal of the Supermajority Vote Provisions require approval by the affirmative vote of the holders of two-thirds (2/3) of the Shares entitled to vote at the Meeting. Proxies solicited by the Board will be voted in favor of the readoption and renewal of the Supermajority Vote Provisions unless shareholders specify otherwise.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL TWO AND THE READOPTION AND RENEWAL OF THE SUPERMAJORITY VOTE PROVISIONS CONTAINED IN
ARTICLE IV.

                                   PROPOSAL THREE
                        AMENDMENT TO 1995 STOCK OPTION PLAN
                             (ITEM 3 ON THE PROXY CARD)


     The Company's 1995 Stock Option Plan, as amended (the "1995 Plan"), became effective upon its approval by the Board on October 10, 1995, subject to shareholder approval. The general purpose of the 1995 Plan is to assist the Company in the recruitment, retention and motivation of employees, directors and consultants who are in a position to make contributions to the Company's progress. The 1995 Plan offers a significant incentive to the employees, directors and consultants of the Company by enabling such persons to acquire shares of Common Stock, thereby increasing their proprietary interest in the growth and success of the Company.

     During Fiscal 98, the Company hired a number of new key employees who were granted options upon hire. In addition, a total of 150,000 options were granted in September 1998 to non-employee directors. See "Proposal One -- Election of Directors -- Executive Compensation." As a result of these special grants, the number of remaining shares available for grant under the 1995 Plan has been substantially depleted. Consequently, on September 25, 1998, the Board approved an amendment to the 1995 Plan to increase the number of shares of Common Stock reserved for issuance with respect to options granted under the 1995 Plan from 572,500 to 1,000,000 shares. This amendment is being presented to the Company's shareholders for their approval.

SHARES SUBJECT TO THE 1995 PLAN

     Currently, there are 572,500 shares of Common Stock reserved for issuance with respect to options granted under the 1995 Plan, of which 486,500 options have been granted and 86,000 options are available for grant as of September 28, 1998.

     In the event of a subdivision of the outstanding shares of Common Stock, or a combination or consolidation of the outstanding Common Stock (by reclassification of otherwise) into a lesser number of shares, or a similar occurrence, or declaration of a divided payable in shares of Common Stock or, if in an amount that has a material effect on the price of the shares, in cash, the Compensation Committee will make adjustments in the number and/or exercise price of options and/or the number of shares available for issuance under the 1995 Plan, as appropriate.

     If this proposal is approved, the aggregate number of shares of Common Stock that will be available for issuance under the 1995 Plan will be increased from 572,500 to 1,000,000 shares and the remaining number of shares available for future issuance will be increased from 86,000 to 513,500 shares.

ADMINISTRATION

     The 1995 Plan is administered by the Compensation Committee of the Board (the "Compensation Committee"), which is composed of at least two Non-Employee Directors (as such term is defined in Rule 16b-3 and further defined below). Subject to the limitations set forth in the 1995 Plan, the Compensation Committee has the authority to determine to whom options will be granted (including initial grants to incoming directors), the term during which an option may be exercised and the rate at which an option may be exercised (including acceleration of vesting upon a change of control). In general terms, a "Non-Employee Director" within the meaning of Rule 16b-3 is a member of the Board who (i) is not currently an officer or employee of the Company or a parent or subsidiary of the Company, (ii) does not receive compensation, either directly or indirectly, from the Company, or a parent or subsidiary of the Company, for services rendered as a consultant or in any other non-director capacity except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act ("Regulation S-K"),
(iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) under Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

     The 1995 Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify as such under Section 422(b) of the IRC and nonstatutory stock options ("NSOs"). ISOs may be granted only to employees (including officers and directors who are also employees) of the Company. NSOs may be granted to employees (including officers and directors who are also employees), directors and consultants of the Company. If any options granted under the 1995 Plan for any reason expire or are canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options again become available for issuance under the 1995 Plan. Options granted pursuant to the 1995 Plan will vest at the times determined by the Compensation Committee (generally over a five-year period).

     The maximum term of each stock option granted under the 1995 Plan is ten years. Stock options granted under the 1995 Plan must be exercised by the optionee during its term or within 30 days after termination of the optionee's employment, except that the period may be extended on certain events, including death and termination due to disability, but not beyond the maximum ten-year term.

     The exercise price of all ISOs granted under the 1995 Plan must be no less than 100% of the fair market value per share of Common Stock on the date of grant. In the case of NSOs, the per share exercise price may be no less than 85% of the fair market value per share of Common Stock on the date of grant. With respect to an employee who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price of any option granted must be no less than 110% of the fair market value per share of Common Stock on the date of grant. In addition to payment in cash, the 1995 Plan permits an optionee to pay the exercise price of an option, all or in part, with shares of Common Stock which have already been owned by the Optionee or his or her representative for more than 12 months and which are surrendered to the Company in good form for transfer. Such shares shall be valued at their fair market value on the date when the new shares of Common Stock are purchased under the 1995 Plan pursuant to option exercise. Payment may also be made by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the optionee's shares and deliver all or a part of the sales proceeds to the Company in payment of all or part of the exercise price and any withholding taxes or by delivery (on a form prescribed by the Company) of an irrevocable direction to pledge the optionee's shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the exercise price and any withholding taxes.

     Based upon the closing price of the Common Stock on the Nasdaq National Market System on September 30, 1998 ($4.63 per share), the maximum aggregate value of the underlying securities to be issued under the 1995 Plan, if the 1995 Plan is amended as proposed, is $4.6 million. The actual value of the shares of Common Stock to be issued under the 1995 Plan will be determined by the fair market value of the underlying securities on the date(s) such securities are issued.

NONTRANSFERABILITY

     During an optionee's lifetime, such optionee's option(s) shall be exercisable only by him or her and shall not be transferable. In the event of an optionee's death, such optionee's option(s) shall not be transferable other than by will or by the laws of descent and distribution.

DURATION, AMENDMENT AND TERMINATION

     The Board may amend, suspend or terminate the 1995 Plan at any time, except that any amendment, suspension or termination shall not affect any option previously granted. Any amendment of the 1995 Plan, however, which
(i) materially increases the number of shares of Common Stock available for issuance, (ii) materially changes the class of persons who are eligible for the grant of ISOs or (iii) if required by Rule 16b-3 (or any successor to such rule) under the Exchange Act, materially increases the benefits accruing to participants under the 1995 Plan or materially modifies the requirement as to eligibility for participation in the 1995 Plan, will be subject to approval of the Company's shareholders by the affirmative vote of the holders of a majority of the securities of the Company present or represented and entitled to vote at a duly held shareholders' meeting. Shareholder approval is not required for any other amendment of the 1995 Plan. Unless sooner terminated by the Board, the 1995 Plan will terminate on October 10, 2005, and no further options may be granted or stock sold pursuant to the 1995 Plan following the termination date.

FEDERAL INCOME TAX CONSEQUENCES

INCENTIVE STOCK OPTIONS

     Under federal income tax law, a grant of an ISO under the 1995 Plan is not a taxable event for the Company or the recipient. Generally, the exercise of an ISO also will not result in any federal income tax consequences to the Company or the recipient except in circumstances where the alternative minimum tax applies. In calculating alternative minimum taxable income ("AMTI"), the excess of the fair market value of the shares of Common Stock acquired upon exercise of the ISO, generally determined at the time of exercise, over the amount paid for the shares of Common Stock by the taxpayer, is included. However, if such shares are disposed of in a "disqualifying disposition" (as defined below) in the year of exercise, then the maximum amount included as AMTI is the gain on the disposition of such shares.

     When the recipient disposes of ISO shares after such shares have been held for at least two years from the date of grant of the ISO and one year after its exercise ("ISO holding period"), the recipient will recognize capital gain or loss equal to the difference between the basis in the shares (generally the exercise price) and the amount received in such disposition. If the recipient disposes of such shares prior to the expiration of the ISO holding period, a "disqualifying disposition" is deemed to have occurred and the recipient must recognize compensation (ordinary) income equal to the lesser of (i) the difference between the ISO exercise price and the stock's fair market value on the date of exercise or (ii) the recipient's actual gain, if any, on the purchase and sale. The compensation income is then added to the basis of the ISO shares for purposes of calculating gain or loss on the disposition of the ISO shares. The Company is entitled to take a deduction for the compensation income recognized on the disqualifying disposition if it has properly tracked the disqualifying transaction.

NONSTATUTORY STOCK OPTIONS

     There are no federal income tax consequences to the Company or the recipient as a result of a grant of an NSO under the 1995 Plan. Upon exercise of an NSO, the recipient will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of stock acquired at the time of exercise over the exercise price. Upon the subsequent disposition of the shares, the optionee will realize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the shares on the date of exercise. The optionee's holding period in the shares, for capital gain and loss purposes, begins on the date of exercise.

     In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of an NSO granted under the 1995 Plan for any amounts included by the recipient as ordinary income at the time the recipient is taxed on such amounts. This compensation is subject to withholding and the Company reports the income on a Form W-2 or 1099.

     Section 162(m) of the IRC denies a deduction for taxable compensation paid by a public company to its chief executive officer or any of its other four (4) highest paid executives in excess of $1 million per year. Certain performance-based compensation is not included in calculating the $1 million threshold. Stock options may qualify for this exclusion if the plan under which they are granted meets certain conditions. As presently administered, the 1995 Plan does not satisfy these conditions. Accordingly, the Company may not be able to claim a tax deduction for certain exercises of NSOs or disqualifying dispositions of ISOs by the CEO or any of the Company's other four (4) highest paid executives to the extent that the income from such exercises or dispositions, combined with such executive's other taxable compensation for the year, exceeds $1 million.

OTHER TAX CONSEQUENCES

     The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the 1995 Plan. Tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 1995 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

EXEMPTION FROM SECTION 16 OF THE EXCHANGE ACT

     Section 16 of the Exchange Act ("Section 16") establishes insider liability for profits realized from any "short-swing" trading transaction (i.e., purchase and sale, or sale and purchase within less than six months). Grants of options are generally viewed as purchases of the underlying securities for purposes of Section 16. Rule 16b-3 of the Exchange Act provides that transactions by officers and directors pursuant to an employee stock option plan, such as option grants, are exempt from Section 16 liability provided that the plan meets certain requirements. In general, such exemption from such rules require that the transactions be: (i) approved by the Board, or a committee of the Board that is composed solely of two or more Non-Employee Directors; (ii) approved or ratified by either the affirmative votes of the holders of a majority of the securities of the issuer present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated or the written consent of the holders of a majority of the securities of the Company entitled to vote, provided that such ratification occurs no later than the date of the next annual meeting of shareholders; or (iii) equity securities of the Company so acquired are held by the officer or director for a period of at least six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

     The 1995 Plan is structured to comply with the above exemption requirements of Rule 16b-3 (or its successor rule) under the Exchange Act.

VOTE REQUIRED AND RECOMMENDATION

     An affirmative vote by the holders of a majority of the Shares present in person or represented by proxy at the Meeting is required for approval of the amendment to the 1995 Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1995 PLAN.

                                   PROPOSAL FOUR
                   AMENDMENT TO 1997 EXECUTIVE STOCK OPTION PLAN
                             (ITEM 4 ON THE PROXY CARD)


     The Company's 1997 Executive Stock Option Plan (the "1997 Plan") became effective upon its approval by the shareholders in November 1997. The general purpose of the 1997 Plan is to assist the Company in the recruitment, retention and motivation of only employees of the Company. The 1997 Plan offers a significant incentive to employees of the Company by enabling such persons to acquire shares of Common Stock, thereby increasing their proprietary interest in the growth and success of the Company.

     In August 1997, the Company hired a new Vice President of Marketing; and, in August 1998, the Company hired a new Vice President of Operations. A total of 130,000 options were granted to these two new executive officers under the 1997 Plan. In addition, a total of 235,000 options were granted under the 1997 Plan pursuant to special grants made to the other executive officers to increase their long-term Company incentives. See "Proposal One -- Election of Directors -- Report of the Compensation Committee on Executive Compensation -- Stock Option Grants." As a result of these grants, the number of remaining shares available for grant under the 1997 Plan has been substantially depleted. Consequently, in September 1998, the Board approved, subject to shareholder approval, an amendment to the 1997 Plan to increase the number of shares of Common Stock reserved for issuance with respect to options granted under the 1997 Plan from 550,000 to 800,000 shares. This amendment is being presented to the Company's shareholders for their approval at the Meeting.

SHARES SUBJECT TO THE 1997 PLAN

     Currently, there are 550,000 shares of Common Stock reserved for issuance with respect to options granted under the 1997 Plan, of which 392,500 options have been granted and 157,500 options are available for grant as of September 30, 1998.

     In the event of a subdivision of the outstanding shares of Common Stock, or a combination or consolidation of the outstanding shares of Common Stock (by reclassification of otherwise) into a lesser number of shares, or a similar occurrence, or declaration of a divided payable in shares of Common Stock or, if in an amount that has a material effect on the price of the shares, in cash, the Compensation Committee will make adjustments in the number and/or exercise price of options and/or the number of shares available for issuance under the 1997 Plan, as appropriate.

     If this proposal is approved, the aggregate number of shares of Common Stock that will be available for issuance under the 1997 Plan will be increased from 550,000 to 800,000 shares and the remaining number of shares available for future issuance will be increased from 157,000 to 407,500 shares.

ADMINISTRATION

     The 1997 Plan is administered in the same manner as the 1995 Plan, except that the 1997 Plan is only available to employees of the Company. See corresponding section above under "Proposal Three -- Amendment to 1995 Stock Option Plan."

     Based upon the closing price of the Common Stock on the Nasdaq National Market System on September 30, 1998 ($4.63 per share), the maximum aggregate value of the underlying securities to be issued under the 1997 Plan, if the 1997 Plan is amended as proposed, is $3.7 million. The actual value of the shares of Common Stock to be issued under the 1997 Plan will be determined by the fair market value of the underlying securities on the date(s) such securities are issued.

NONTRANSFERABILITY

     During an optionee's lifetime, such optionee's option(s) shall be exercisable only by him or her and shall not be transferable. In the event of an optionee's death, such optionee's option(s) shall not be transferable other than by will or by the laws of descent and distribution.

DURATION, AMENDMENT AND TERMINATION

     The Board may amend, suspend or terminate the 1997 Plan at any time, except that any amendment, suspension or termination shall not affect any option previously granted. Any amendment of the 1997 Plan, however, which
(i) materially increases the number of shares of Common Stock available for issuance, (ii) materially changes the class of persons who are eligible for the grant of ISOs or (iii) if required by Rule 16b-3 (or any successor to such rule) under the Exchange Act, materially increases the benefits accruing to participants under the 1997 Plan or materially modifies the requirement as to eligibility for participation in the 1997 Plan, will be subject to approval of the Company's shareholders by the affirmative vote of the holders of a majority of the securities of the Company present or represented and entitled to vote at a duly held shareholders' meeting. Shareholder approval is not required for any other amendment of the 1997 Plan. Unless sooner terminated by the Board, the 1997 Plan will terminate on August 12, 2007, and no further options may be granted or stock sold pursuant to the 1997 Plan following the termination date.

FEDERAL INCOME TAX CONSEQUENCES

     See the corresponding section above under "Proposal Three -- Amendment to 1995 Stock Option Plan."

OTHER TAX CONSEQUENCES

     The above discussion of federal income tax consequences under "Proposal Three -- Amendment to 1995 Stock Option Plan," is intended to be a general summary only of the federal income tax aspects of options granted under the 1997 Plan. Tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 1997 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

EXEMPTION FROM SECTION 16 OF THE EXCHANGE ACT

     See the corresponding section above under "Proposal Three -- Amendment to 1995 Stock Option Plan."

     The 1997 Plan is structured to comply with the above exemption requirements of Rule 16b-3 (or its successor rule) under the Exchange Act.

VOTE REQUIRED AND RECOMMENDATION

     An affirmative vote by the holders of a majority of the Shares present in person or represented by proxy at the Meeting is required for approval of the amendment to the 1997 Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1997 PLAN.

                                   PROPOSAL FIVE
             APPROVAL OF AMENDMENT TO 1996 EMPLOYEE STOCK PURCHASE PLAN
                             (ITEM 5 ON THE PROXY CARD)


     The Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") became effective in February 1997 and, to date, employee participation in the Purchase Plan has been significant. Since inception, a total of 121,259 shares of Common Stock has been sold to employees under the Purchase Plan, leaving 128,741 shares of Common Stock available for future sale to employees thereunder. Given that the Common Stock is trading at relatively low market prices compared to the initial public offering price of the Common Stock at the inception of the Purchase Plan, the Company anticipates that the number of shares of Common Stock that will be sold to employees under the Purchase Plan will accelerate. Consequently, on September 25, 1998, the Board approved, subject to shareholder approval, an amendment to the Purchase Plan to increase the number of shares of Common Stock available for sale to employees thereunder from 250,000 to 500,000 shares. This amendment is being presented to the Company's shareholders for their approval at the Meeting.

SUMMARY OF THE PURCHASE PLAN

     PURPOSE. The purpose of the Purchase Plan is to provide an opportunity for the employees of the Company (and certain designated subsidiaries) to purchase shares of Common Stock through payroll deductions and thereby have an additional incentive to contribute to the prosperity of the Company.

     ADMINISTRATION. The Board has broad authority to make policy decisions concerning the Purchase Plan. The Board has appointed an Administrative Committee to handle the day-to-day operations of the Purchase Plan and to perform such other functions relating to the Purchase Plan as delegated by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board or the Administrative Committee and its decisions are final, conclusive and binding upon all participants.

     ELIGIBILITY. Any employee regularly employed on a full-time basis (more than 20 hours per week or five months per year) by the Company on the first day of an Option Period (as defined below) is eligible to participate in the Purchase Plan with respect to such Option Period; provided, however, that an employee may not participate in the Purchase Plan if, immediately after an option is granted, such employee owns (or is considered to own) shares of stock possessing five percent (5%) or more of either the total combined voting power or value of all classes of stock of the Company (or any of its subsidiaries). The Company has reserved the right to require a minimum period of service of up to two (2) years to participate in any future Option Period. An eligible employee becomes a participant in the Purchase Plan by filing with the Company an enrollment form authorizing payroll deductions at least ten (10) days prior to the commencement of an Option Period.

     PARTICIPATION. Under the Purchase Plan, shares of Common Stock are offered for purchase through a series of successive option periods lasting up to twenty-seven (27) months (each an "Option Period"). The Board has determined that the Option Periods initially will have a duration of six (6) months, although the length or date of commencement of an Option Period may change in the future. Each eligible employee who elects to participate in the Purchase Plan for a particular Option Period will be granted a purchase option on the first day of such Option Period. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions at the rate of any whole percentage of such employee's compensation, not to exceed fifteen percent (15%) of such compensation; provided however, that (i) in no event shall an employee be permitted to accrue rights to purchase shares under the Purchase Plan (and all other employee stock purchase plans of the Company) at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time an option is granted) for any calendar year in which such option is outstanding at any time and (ii) the maximum number of shares subject to any option shall not exceed 1,500.

     Once an employee becomes a participant in the Purchase Plan, such employee will automatically participate in each successive Option Period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates. At the beginning of each Option Period, each participant is automatically granted an option to purchase shares of Common Stock. The option expires at the end of the Option Period or upon termination of employment, whichever is earlier, but is exercised automatically at the end of each Option Period for the purchase of the number of full shares of Common Stock to the extent of the accumulated payroll deductions credited to such participant's account during such Option Period.

     PURCHASE PRICE, SHARES PURCHASED. Shares of Common Stock may be purchased under the Purchase Plan at a price (the "Purchase Price") equal to the lower of (i) eighty-five percent (85%) of the fair market value per share of Common Stock on the date when an Option Period begins, or (ii) eighty-five percent (85%) of the fair market value per share of Common Stock on the date when the Common Stock is purchased. The "fair market value" of the Common Stock on any relevant date will be the mean between the highest bid and the highest asked prices as reported on the Nasdaq National Market System. The number of shares of Common Stock that a participant purchases in each Option Period is determined by dividing the total amount of payroll deductions withheld from such participant's compensation prior to the exercise date of an option (the "Exercise Date") by the Purchase Price.

     TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including disability or death, cancels immediately his or her option and participation in the Purchase Plan. In such event, the payroll deductions credited to such participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto.

     ADJUSTMENT UPON CHANGE IN CAPITALIZATION, CHANGE IN CONTROL. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of the Company effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Purchase Plan, the number and class of shares of stock subject to options outstanding under the Purchase Plan, and the exercise price of any such outstanding options. Any such adjustment shall be made by the Board, whose determination shall be conclusive. Notwithstanding the foregoing, in connection with any merger involving the Company or sale of all or substantially all of the Company's assets, in the discretion of the Board, each option shall be assumed or an equivalent option substituted by such successor corporation. In the event that the successor corporation refuses to assume or substitute for these options, the Board shall shorten the Option Period then in progress to a new Exercise Date. In the event that the Board sets a new Exercise Date, the Board will notify each participant with at least ten (10) business days' prior notice that his or her option shall be exercised automatically on the new Exercise Date, unless prior to such date the participant has withdrawn from the Option Period.

     AMENDMENT AND TERMINATION OF THE PURCHASE PLAN. The Board at any time may terminate or amend the Purchase Plan. An Option Period may be terminated by the Board at the end of any Option Period if the Board determines that termination of the Purchase Plan is in the best interests of the Company and its shareholders. In the event that the Board determines that the ongoing operation of the Purchase Plan may result in unfavorable accounting consequences, the Board may, in its discretion, modify or amend the Purchase Plan to reduce or eliminate such accounting consequences. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held shareholders' meeting, if such amendment would require shareholder approval in order to comply with Section 423 of the IRC.

     CHANGE OF PARTICIPATION LEVEL AND WITHDRAWAL. Generally, a participant may reduce (but not increase) his or her level of participation in, or withdraw from, an Option Period at any time without affecting his or her eligibility to participate in future Option Periods. Once a participant withdraws from a particular Option Period, such participant may not participate again in such Option Period.

     FEDERAL TAX INFORMATION FOR PURCHASE PLAN. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the IRC. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the Option Period and more than one (1) year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to fifteen percent (15%) of the fair market value of the shares as of the first day of the Option Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above and except to the extent permitted under Section 162(m) of the IRC.

     The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the Purchase Plan. Tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the Purchase Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

PLAN BENEFITS

     The following table sets forth the benefits or amounts which were received by or allocated to each of the following individuals under the Purchase Plan for Fiscal 98:


NAME AND POSITION                      DOLLAR VALUE (1)   NUMBER OF SHARES
-----------------                      ----------------   ----------------

   Scott McClendon                        $18,844              3,000
     President and Chief Executive
     Officer

   Vernon A. LoForti                        1,567                254
     Vice President, CFO and Secretary

   Steven E. Richardson                     8,250              1,500
     Vice President of Marketing

_________________

(1) Represents the market value on the date of purchase. The purchase price paid by each participant in the Purchase Plan is fifteen percent (15%) below market value.

VOTE REQUIRED AND RECOMMENDATION

     An affirmative vote by the holders of a majority of the Shares present in person or represented by proxy at the Meeting is required for approval of the amendment to the Purchase Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE PURCHASE
PLAN.

                                    PROPOSAL SIX
                        RATIFICATION OF INDEPENDENT AUDITORS
                            (ITEM 6 ON THE PROXY CARD)

     The Board has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 1999, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements annually since the Company's inception. Its representatives are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. The Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. In the event that the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change could be in the best interests of the Company and its shareholders.

VOTE REQUIRED AND RECOMMENDATION

     An affirmative vote by the holders of a majority of the shares presented in person or represented by proxy at the Meeting is required for approval by ratification of auditors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

                                  OTHER BUSINESS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.

                      SHAREHOLDER PROPOSALS TO BE PRESENTED
                              AT NEXT ANNUAL MEETING

     Proposals and suggestions received from shareholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Any proposal intended to be (i) presented by a shareholder for action at the Company's 1999 Annual Meeting of Shareholders (the "1999 Meeting"), and (ii) included in the proxy statement and proxy relating to the 1999 Meeting, must be received by the Secretary of the Company (at its principal executive offices) no later than June 16, 1999. Nothing in this paragraph shall be deemed to require the Company to include in such proxy statement and proxy any shareholder proposal that does not meet all of the requirements for such inclusion established by the SEC at that time in effect.

     A shareholder who intends to present at the 1999 Meeting a proposal that is not discussed in the related proxy materials should notify the Company of such proposal on or before August 30, 1999. Otherwise, the individuals designated as proxies by the Company in connection with the 1999 Meeting will have discretionary authority to vote for or against such proposal at the 1999 Meeting.


                                   FORM 10-K

     A copy of the Company's Annual Report for Fiscal 98 is being mailed with this Proxy Statement to shareholders entitled to notice of the Meeting. At any shareholder's written request, the Company will provide without charge, a copy of the Annual Report for Fiscal 98 which incorporates the Form 10-K as filed with the SEC, including the financial statements and a list of exhibits. Requests should be sent to Investor Relations, Overland Data, Inc., 8975 Balboa Avenue, San Diego, California 92123-1599.

                                   By Order of the Board of Directors

                                   VERNON A. LoFORTI
                                   SECRETARY


                                   /s/ Vernon A. LoForti
                                   ------------------------------------
                                   San Diego, California

                                    ATTACHMENT A
                                 TO PROXY STATEMENT
                               OF OVERLAND DATA, INC.

                   AMENDED AND RESTATED ARTICLES OF INCORPORATION
                               OF OVERLAND DATA, INC.


                                     ARTICLE IV

     "SECTION 1.    (a)  The term "Beneficial Owner" and correlative terms
shall have the meaning as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any similar successor rule. Without limitation and in addition to the foregoing, any shares of Voting Stock of the Corporation which any Major Shareholder has the right to vote or to acquire (i) pursuant to any agreement, (ii) by reason of tenders of shares by shareholders of the Corporation in connection with or pursuant to a tender offer made by such Major Shareholder (whether or not any tenders have been accepted, but excluding tenders which have been rejected), or (iii) upon the exercise of conversion rights, warrants, options or otherwise, shall be deemed "beneficially owned" by such Major Shareholder.

          (b)  The term "Business Combination" shall mean:

               (i) Any merger or consolidation (whether in a single transaction or a series of related transactions, including a series of separate transactions with a Major Shareholder, any Affiliate or Associate thereof, or any Person acting in concert therewith) of the Corporation or any Subsidiary with or into a Major Shareholder or of a Major Shareholder with or into the Corporation or a Subsidiary;

               (ii) Any sale, lease, exchange, transfer, distribution to shareholders or other disposition, including, without limitation, a mortgage, pledge or any other security device, to or with a Major Shareholder by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets of the Corporation or a Subsidiary (including, without limitation, any securities of a Subsidiary);

               (iii) The purchase, exchange, lease or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets or business of a Major Shareholder;

               (iv) The issuance of any securities, or of any rights, warrants or options to acquire any securities, of the Corporation or a Subsidiary, eighty percent (80%) or more of which are issued to a Major Shareholder, or the acquisition by the Corporation or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, of a Major Shareholder;

               (v) Any reclassification of Voting Stock, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock of the Corporation or any Subsidiary thereof which is beneficially owned by a Major Shareholder, or any partial liquidation, spin off, split off or split up of the Corporation or any Subsidiary thereof; provided, however, that this Section 1(b)(v) shall not relate to any transaction of the types specified herein that has been approved by eighty percent (80%) of the Board of Directors; or

               (vi) Any agreement, contract or other arrangement providing for any of the transactions described herein.

          (c) The term "Major Shareholder" shall mean any Person which, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or any similar successor
Rule) and any Person acting in concert therewith, is the Beneficial Owner of shares possessing ten percent (10%) or more of the voting power of the Voting Stock of the Corporation, and any Affiliate or Associate of a Major Shareholder, including a Person acting in concert therewith. The term "Major Shareholder" shall not include a Subsidiary of the Corporation.

          (d) The term "other consideration to be received" shall include, without limitation, Voting Stock of the Corporation retained by its existing shareholders in the event of a Business Combination which is a merger or consolidation in which the Corporation is the surviving corporation.

          (e) The term "Person" shall mean any individual, corporate, partnership or other Person, group or entity (other than the Corporation, any Subsidiary of the Corporation or a trustee holding stock for the benefit of employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnerships, syndicate, association or group will be deemed a "Person."

          (f) The term "Subsidiary" shall mean any business entity fifty percent (50%) or more of which is beneficially owned by the Corporation.

          (g) The term "Substantial Part" as used in reference to the assets of the Corporation, of any Subsidiary or of any Major Shareholder means assets having a value of more than five percent (5%) of the total consolidated assets of the Corporation as of the most recent fiscal year ending prior to the time the determination is made.

          (h) The term "Voting Stock" shall mean stock or other securities entitled to vote upon any action to be taken in connection with any Business Combination or entitled to vote generally in the election of directors, and shall also include stock or other securities convertible into Voting Stock.

     SECTION 2. Notwithstanding any other provision of these Articles of Incorporation and except as set forth in Section 3 of this Article IV, neither the Corporation nor any Subsidiary shall be party to a Business Combination unless:

          (a) The Business Combination was approved by the Board of Directors of the Corporation prior to the Major Shareholder involved in the Business Combination becoming such; or

          (b) The Major Shareholder involved in the Business Combination sought and obtained the unanimous prior approval of the Board of Directors to become a Major Shareholder and the Business Combination was approved by not less than eighty percent (80%) of the Board of Directors; or

          (c) The Business Combination was approved by not less than ninety percent (90%) of the Board of Directors of the Corporation.

     SECTION 3. The approval requirements of Section 2 of this Article IV shall not apply if the Business Combination is approved by the vote of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the Voting Stock of the Corporation and all of the following conditions are satisfied:

          (a) The aggregate of the cash and the fair market value of other consideration to be received per share (as adjusted for stock splits, stock dividends, reclassification of shares into a lesser number and similar events) by holders of the Voting Stock of the Corporation in the Business Combination is not less than the higher of: (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by the Major Shareholder in acquiring any of the Corporation's Voting Stock; or
(ii) an amount which bears the same or a greater percentage relationship to the market price of the Corporation's Voting Stock as the highest per share price determined in (i) above bears to the market price of the Corporation's Voting Stock immediately prior to the commencement of acquisition of the Corporation's Voting Stock by such Major Shareholder;

          (b) The consideration to be received in such Business Combination by holders of the Voting Stock of the Corporation shall be, except to the extent that a shareholder agrees otherwise as to all or a part of his or her shares, in the same form and of the same kind as paid by the Major Shareholder in acquiring his Voting Stock of the Corporation;

          (c) After become a Major Shareholder and prior to the consummation of such Business Combination: (i) such Major Shareholder shall not have acquired any newly-issued shares of capital stock, directly or indirectly, from the Corporation or a Subsidiary (except upon conversion of convertible securities acquired by it prior to becoming a Major Shareholder or upon compliance with the provisions of this Article IV or as a result of a pro rata share dividend or share split); and (ii) such Major Shareholder shall not have received the benefits directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or a Subsidiary, or made any major changes in the Corporation's business or equity capital structure; and

          (d) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, and Rules promulgated thereunder, whether or not the Corporation is then subject to such requirements, shall be mailed to all shareholders of the Corporation for the purpose of soliciting shareholders' approval of such Business Combination and shall contain at the front thereof, in a prominent place: (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which any one or more members of the Board of Directors may choose to state; and (ii) the opinion of a reputable national investment banking firm as to the fairness (or lack thereof) of the terms of such Business Combination, from the point of view of the remaining shareholders of the Corporation (such investment banking firm to be engaged solely on behalf of the remaining shareholders, to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion, to be one of the so-called major bracket investment banking firms which has not previously been associated with such Major Shareholder and to be selected by the Board of Directors).

     SECTION 4. The affirmative vote required by this Article IV is in addition to the vote of the holders of any class or series of stock of the Corporation otherwise required by law, these Articles of Incorporation, or any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of stock.

     SECTION 5. Any amendment, change or repeal of this Article IV or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of the provisions of this
Article IV shall require approval by at least a sixty-six and two-thirds percent (66-2/3%) vote of the Voting Stock of the Corporation.

     SECTION 6. The requirement of a super majority vote set forth in this Article IV will expire only as required by Section 710 of the California Corporations Code, as it may be amended from time to time, unless readopted in accordance therewith."

                                                               --------------
                                                               COMPANY #
                                                               CONTROL #
                                                               --------------

                    THERE ARE THREE WAYS TO VOTE YOUR PROXY

                THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 THROUGH 6


VOTE BY PHONE                   VOTE VIA INTERNET
1-800-240-6326            HTTP://NORWEST.EPROXY.COM/OVRL/           VOTE BY MAIL
Use any touch-tone        Use the Internet to vote your     Mark, sign and date your proxy
telephone to vote your    proxy 24 hours a day, 7 days a    card and return it in the
proxy 24 hours a day,     week. Have your proxy card in     postage-paid envelope we have
7 days a week. Have       hand when you access the web      provided.
your proxy card in        site. You will be prompted to
hand when you call.       enter your 3-digit company
You will be prompted      number and a 7-digit control
to enter your 3-digit     number, which are located above,
company number and a      to create an electronic ballot.
7-digit control number,
which are located above,
and then follow the
simple instructions.


                             ARROW     PLEASE DETACH HERE     ARROW

                   1.   ELECTION OF DIRECTORS:

                   / /  FOR electing Scott McClendon, Martin D. Gray,
                   William W. Otterson, Peter Preuss and John A. Shane for a
                   term of one (1) year (except as marked to the contrary
                   below).
Your telephone
or Internet        / /  WITHHOLD AUTHORITY to vote for Scott McClendon,
vote authorizes    Martin D. Gray, William W. Otterson, Peter Preuss and
the named          John A. Shane.
proxies to vote
your shares in     (INSTRUCTION:  To withhold authority to vote for any
the same manner    individual nominee, write that nominee's name in the
as if you marked,  space provided below.)
signed and
returned the       ----------------------------------------------------------
proxy card. The
deadline for       2.   Proposal to readopt the supermajority vote provisions
telephone or            of the Company's Articles of Incorporation relating
Internet voting         to the "fair price provisions" for certain business
is noon EDT, one        combinations.
business day
prior to the                / / FOR      / / AGAINST      / / ABSTAIN
annual meeting.
                   3.   Proposal to increase the number of shares issuable under
                        the Company's 1995 Stock Option Plan.

                            / / FOR      / / AGAINST      / / ABSTAIN

                   4. Proposal to increase the number of shares issuable under the Company's 1997 Executive Stock Option Plan.

                            / / FOR      / / AGAINST      / / ABSTAIN

                   5. Proposal to increase the number of shares which can be sold to employees under the Company's 1996 Employee
                        Stock Purchase Plan.

                            / / FOR      / / AGAINST      / / ABSTAIN

                   6. Proposal to appoint PricewaterhouseCoopers LLP as independent auditors.

                           / / FOR      / / AGAINST      / / ABSTAIN

                                     Date:
                                           -------------------------------


                                     -------------------------------------
                                                  (Signature)

                                     -------------------------------------
                                          (Signature if held jointly)

                                     Please sign exactly as your name(s)
                                     appear to the left.  When signing in
                                     fiduciary or representative capacity,
                                     please add your full title.  If shares
                                     are registered in more than one name,
                                     all holders must sign.  If signature is
                                     for a corporation or partnership, the
                                     handwritten signature and title of an
                                     authorized officer or person are
                                     required, together with the full
                                     company name.

      [OVERLAND LOGO]             OVERLAND DATA, INC.
                                     PROXY 1998


            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Scott McClendon and Vernon A. LoForti, or either of them ("Appointed Proxies"), with power of substitution to each, to vote all shares of Common Stock which I have power to vote at the Annual Meeting of Shareholders ("Meeting") of Overland Data, Inc. to be held on Thursday, November 12, 1998 at 9:00 a.m., or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The Appointed Proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.


               (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)